INTELLECTUAL PROPERTY MATTERS AGREEMENT

DATED AS OF [●], 2015

by and between COMPUTER SCIENCES CORPORATION and COMPUTER SCIENCES GOVERNMENT SERVICES INC.

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11.3	Survival of Terms	26
12	General Provisions	26
12.1	Further Assurances	26
12.2	Relationship of the Parties	26
12.3	Amendment	26
12.4	Entire Agreement	26
12.5	Priority of Agreements	26
12.6	Assignment	27
12.7	Successors and Assigns	27
12.8	Third Party Beneficiaries	27
12.9	Notices	27
12.10	Rules of Construction	27
12.11	Title and Headings	28
12.12	No Waiver	28
12.13	Severability	28
12.14	Governing Law; Jurisdiction	28
12.15	Dispute Resolution	28
12.16	Specific Performance	29
12.17	Counterparts	29
Signatory		30

List of Schedules and Exhibits
Schedule 1.1(vv)	Licensed Products
Schedule 1.1(nnn)	Restricted IP
Schedule 2.5(a)	Licensed Marks
Schedule 2.9(a)	Written Proprietary Item Usage Consent Procedure
Exhibit A	Form of CSC Agility Reseller Agreement

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This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of November [●], 2015 (the “Effective Date”), by and between Computer Sciences Corporation, a Nevada corporation (“CSC”), and Computer Sciences Government Services Inc., a Nevada corporation (“Computer Sciences GS”). Each of CSC and Computer Sciences GS is sometimes referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS:

(A)	CSC, acting directly and through its direct and indirect Subsidiaries, currently conducts the CSC Business and the Computer Sciences GS Business;

(B)
CSC and Computer Sciences GS have entered into the Master Separation and Distribution Agreement by and between CSC and Computer Sciences GS dated as of [●], 2015 (the “Master Separation and Distribution Agreement”), in connection with the separation of the Computer Sciences GS Business from CSC and the Distribution of Computer Sciences GS Common Stock to stockholders of CSC; and

(C)	in connection therewith, the Parties desire to enter into this Agreement.
NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	General
Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed in the Master Separation and Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)	“Acquiring Person” shall have the meaning set forth in Section 2.1(h) of this Agreement.

(b)	“Additional Maintenance Fees” shall have the meaning set forth in Section 6.1 of this Agreement.

(c)	“Affiliate” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(d)	“Agreement” shall have the meaning set forth in the preamble to this Agreement.

(e)	“Applicable Licensed Product Items” shall mean, with respect to each Licensed Product, the Licensed Product Items if and to the extent indicated on Schedule 1.1(vv).

(f)
“Applicable Security Laws and Regulations” shall mean regulations and policies promulgated by the Defense Security Service, including the National Industrial Security Program Operating Manual (NISPOM), established by Executive Order 12829, and analogue guidance from United States federal government intelligence agencies.

(g)
“Change of Control” shall mean the sale of all or substantially all the assets of Computer Sciences GS; any merger, consolidation or acquisition of Computer Sciences GS with, by or into another corporation or other entity; any change in the ownership of more than fifty percent (50%) of the voting capital stock of Computer Sciences GS in one or more related transactions; or the like.

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(h)	“Confidential Information” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(i)	“Contract” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(j)
“Contractor” shall mean any contractor, subcontractor or provider of outsourcing services to Computer Sciences GS or a Computer Sciences GS Subsidiary in relation to the Computer Sciences GS Business that requires the right to use the Licensed Products or Licensed Product Items on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary in order to perform a Customer Contract.

(k)	“Computer Sciences GS” shall have the meaning set forth in the preamble to this Agreement.

(l)	“Computer Sciences GS Business” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(m)
“Computer Sciences GS Field” shall mean any licenses or sales (as applicable), directly or indirectly, (i) to any federal Governmental Entity in the United States or any branch or location thereof located outside of the United States, (ii) to any United States state or local Governmental Entity other than in the CSC State and Local Field, or (iii) outside of the United States of America solely in connection with (A) any Contract entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary and a United States federal Governmental Entity or (B) any Contract entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary and a Governmental Entity outside the United States to the extent in connection with military sales that are sponsored or financed by a United States federal Governmental Entity.

(n)	“Computer Sciences GS Indemnitee” shall have the meaning set forth in Section 9.1 of this Agreement.

(o)
“Computer Sciences GS Personnel” shall mean employees, officers and directors of Computer Sciences GS or any Computer Sciences GS Subsidiary engaged in the Computer Sciences GS Business. Computer Sciences GS Personnel shall be deemed to exclude all Customers, resellers, distributors or other Persons performing similar functions and any employees, partners, authorized agents and representatives of any such Persons but shall include (for the avoidance of doubt) any Contractor.

(p)	“Computer Sciences GS Subsidiary” shall mean any direct or indirect subsidiary of Computer Sciences GS that is controlled by Computer Sciences GS.

(q)	“CSC” shall have the meaning set forth in the preamble to this Agreement.

(r)	“CSC Agility” shall mean the proprietary Software of CSC or a CSC Subsidiary known as CSC Agility Platform.

(s)	“CSC Agility License” shall have the meaning set forth in Section 2.1(a) of this Agreement.

(t)	“CSC Business” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(u)	“CSC Indemnitee” shall have the meaning set forth in Section 9.2 of this Agreement.

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(v)
“CSC Proprietary Items” shall mean the Licensed Products, the Licensed Product Items, the Licensed Know-How and the Licensed Marks and any databases and Software a part of or ancillary thereto, any update, modification, enhancement, derivative work, data format, engine, platform, program, method of processing, graphical user interface, technique, procedure, concept, form, image, documentation, specification, development language, development tool, design, flow chart, instructional material, user booklet, printouts, or other written or machine-readable materials that are a part of or ancillary to the Licensed Products, the Licensed Product Items, the Licensed Know-How and the Licensed Marks and also includes all copyrights, trademarks, trade secrets, patents and other intellectual property right subsisting in or covering any of them.

(w)	“CSC State and Local Field” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(x)	“CSC Subsidiary” shall mean any direct or indirect wholly owned subsidiary of CSC.

(y)
“Customer” shall mean any Person who receives, directly or indirectly, goods and/or services from Computer Sciences GS or any Computer Sciences GS Subsidiary in connection with the operation of the Computer Sciences GS Business and shall exclude (for the avoidance of doubt) any Contractor.

(z)
“Customer Contract” shall mean any contract, including all task and delivery orders issued thereunder, assumed or entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary, on the one hand, and a Customer, on the other hand, in connection with the Computer Sciences GS Business.

(aa)	“Distribution” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(bb)	“DFARS” shall mean the U.S. Department of Defense Federal Acquisition Regulation Supplement.

(cc)	“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

(dd)	“Employee Matters Agreement” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(ee)	“Enforcement Action” shall have the meaning set forth in Section 2.8 of this Agreement.

(ff)
“End User” shall mean a Customer (i) that is an agency or instrumentality of the United States federal government, (ii) in connection with military sales that are sponsored or financed by a United States federal Governmental Entity or (iii) that is a state or local government located within the territory of the United States of America (other than a CSC customer in the CSC State and Local Field), in each case that licenses the Licensed Products from Computer Sciences GS in accordance with the terms of this Agreement and the Reseller Agreement.

(gg)
“Export Control Laws and Regulations” shall mean trade controls found at 22 U.S.C. 2778 of the Arms Export Control Act (“AECA”) Executive Order 13637, the International Traffic in Arms Regulations (“ITAR”) 22 CFR 120-130 Executive Order 13556, and DFARS 252.204-7000 Disclosure of Information and similar special clauses inserted in United States federal government contracts to which Computer Sciences GS or a Computer Sciences GS Subsidiary is a party or that have been passed through to Computer Sciences GS or a Computer Sciences GS Subsidiary as a subcontractor and that require United States

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government contracting officer consent prior to disclosure to Third Parties of unclassified documents subject to disclosure restrictions.

(hh)	“Extension Term” shall have the meaning set forth in Section 5.2 of this Agreement.

(ii)	“FAR” shall mean the U.S. Federal Acquisition Regulation.

(jj)	“Fees” shall have the meaning set forth in Section 6.1 of this Agreement.

(kk)	“Governmental Entity” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(ll)
“Imminent Computer Sciences GS IP” shall mean any Intellectual Property Rights acquired (whether by merger, consolidation, stock or asset purchase or other similar transaction) by Computer Sciences GS or a Computer Sciences GS Subsidiary or developed by Computer Sciences GS or a Computer Sciences GS Subsidiary without making use of any CSC Proprietary Items, in each case within six (6) months after the Effective Date, including all Intellectual Property Rights of SRA Companies, Inc. and its direct and indirect Subsidiaries.

(mm)	“Imminent Computer Sciences GS IP License” shall have the meaning set forth in Section 4.1(a) of this Agreement.

(nn)
“Improvements” shall mean, with respect to any Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP, all derivative works of such Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP as well as all inventions, modifications, improvements, fixes, enhancements and/or updates made to or derived from such Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP, in each case whether or not any of the foregoing is entitled to protection under applicable Law.

(oo)	“Initial Term” shall have the meaning set forth in Section 5.1 of this Agreement.

(pp)
“Intellectual Property Rights” shall mean all intellectual property, proprietary and industrial property rights of any kind worldwide, including all (i) patents, patent applications, inventions and invention disclosures and utility models, (ii) Trademarks, (iii) copyrights and copyrightable subject matter, including software, code, algorithms, databases, compilations and documentation, (iv) technology, trade secrets, know-how, processes, formulae, models, methodologies, discoveries, ideas, concepts, techniques, designs, specifications, drawings, blueprints, diagrams, models and prototypes, (v) moral rights and rights of privacy and publicity, (vi) all registrations, applications, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, renewals, extensions and foreign counterparts thereof and (vii) all rights and remedies against infringement, misappropriation, or other violation of the foregoing.

(qq)	“Know-How License” shall have the meaning set forth in Section 2.4(a) of this Agreement.

(rr)
“Law” shall mean all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Entity thereof.

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(ss)
“License Year” shall mean the twelve (12)-month period commencing on the Effective Date and extending through the corresponding date in the following year and each subsequent twelve (12)-month period thereafter during the Term.

(tt)
“Licensed Know-How” shall mean the information, ideas, knowledge, skill and experience owned by CSC or a CSC Subsidiary as of the Effective Date and in the possession of or known to Computer Sciences GS (or a Computer Sciences GS Group Employee (as defined in the Employee Matters Agreement)) as of the Effective Date that Computer Sciences GS reasonably requires to conduct the Computer Sciences GS Business as of the Effective Date, whether or not proprietary or patentable, or public or confidential, and whether stored or transmitted in oral, documentary, electronic or other form and excluding, for the avoidance of doubt, any Restricted IP, Licensed Products, Licensed Product Items, Licensed Marks and Other Products.

(uu)	“Licensed Marks” shall have the meaning set forth in Section 2.5(a) of this Agreement.

(vv)	“Licensed Products” shall mean each of the products and services listed on Schedule 1.1(vv), collectively.

(ww)
“Licensed Product Configuration Software” shall mean the code owned by CSC or its controlled Affiliates that, together with the applicable Third Party Software licensed directly by Computer Sciences GS from such Third Party, is used to create a Licensed Product, including scripts, configuration files, blueprints and CSC proprietary Software.

(xx)
“Licensed Product Documentation” shall mean the offering and/or service descriptions, installation and instructional guides and training materials generally provided by CSC to clients for use in connection with a Licensed Product.

(yy)	“Licensed Product Items” shall mean the Licensed Product Configuration Software, Licensed Product Documentation, Licensed Product Sales Materials and Licensed Product Specifications, collectively.

(zz)
“Licensed Product Sales Materials” shall mean sales and marketing materials generally provided by CSC to its internal sales personnel for use in connection with the Licensed Products, including pricing information as indicated on Schedule 1.1(vv).

(aaa)
“Licensed Product Specifications” shall mean the technical description and specifications of the Licensed Products that CSC uses to build and support the Licensed Products, but that are not provided to CSC clients or resellers.

(bbb)
“Losses” shall mean all losses, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by a CSC Indemnitee or a Computer Sciences GS Indemnitee.

(ccc)	“Maintenance Fee” shall have the meaning set forth in Section 6.1 of this Agreement.

(ddd)	“Master Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

(eee)	“New Marks” shall have the meaning set forth in Section 2.5(o) of this Agreement.

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(fff)	“NPS-Developed Products” shall mean those Licensed Products listed as “NPS-Developed Products” on Schedule 1.1(vv).

(ggg)
“Other Products” shall mean all generally available, reasonably identifiable products or services in existence and owned by CSC or a CSC Subsidiary as of the Effective Date that Computer Sciences GS reasonably requires to conduct the Computer Sciences GS Business at any time after the Effective Date, other than the Licensed Products.

(hhh)	“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

(iii)
“Person” shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

(jjj)	“Pre-COC Subsidiaries” shall have the meaning set forth in Section 2.1(h) of this Agreement.

(kkk)	“Products License” shall have the meaning set forth in Section 2.2(a) of this Agreement.

(lll)	“Recoveries” shall have the meaning set forth in Section 2.8 of this Agreement.

(mmm)	“Reseller Agreement” shall mean the CSC Agility Reseller Agreement in the agreed form attached hereto as Exhibit A.

(nnn)	“Restricted IP” shall mean all Intellectual Property Rights relating exclusively to, used exclusively in, or arising exclusively from those products or services set forth on Schedule 1.1(nnn).

(ooo)	“Restricted IP Assignment” shall have the meaning set forth in Section 3.1(a).

(ppp)
“Software” shall mean any software whether in source code or object code, including application software, instructions for controlling the operation of a central processing unit or computer, firmware, middleware, mobile digital applications, assemblers, applets, compilers and binary libraries, but specifically excluding any licensed Third Party software.

(qqq)
“Tax” shall mean all income, excise, gross receipts, ad valorem, value-added, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

(rrr)
“Technical Data” shall mean recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(sss)	“Term” shall have the meaning set forth in Section 5.2 of this Agreement.

(ttt)	“Third Party” shall mean any Person who is not a Party to this Agreement.

(uuu)	“Third Party Reimbursement Fee” shall mean all out-of-pocket fees and other costs payable to Third Parties by CSC or CSC Subsidiaries as a result of the creation of a copy of any Licensed Product.

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(vvv)
“Trademarks” shall mean trademarks, service marks, corporate names, trade names, domain names, logos, slogans, designs, social media identifiers, trade dress and other designations of source or origin, together with the goodwill symbolized by any of the foregoing.

(www)	“Trademarks License” shall have the meaning set forth in Section 2.5(a) of this Agreement.

(xxx)	“Unlicensed Marks” shall mean all Trademarks owned by CSC or its controlled Affiliates other than the Licensed Marks.

(yyy)	“Virginia Courts” shall have the meaning set forth in Section 12.14 of this Agreement.

1.2	References; Interpretation
References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. In the event of any inconsistency or conflict that may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

2.	GRANT OF LICENSES AND OPTION TO LICENSE TO COMPUTER SCIENCES GS

2.1	Grant of CSC Agility License

(a)
Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.3, and excluding any Intellectual Property Rights of any Third Party in CSC Agility or the Applicable Licensed Product Items, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free, limited license to access and use CSC Agility and the Applicable Licensed Product Items and to sublicense CSC Agility and the Applicable Licensed Product Items to Computer Sciences GS Subsidiaries, in each case in accordance with and as expressly permitted by this Agreement, and to sublicense CSC Agility and the Licensed Product Documentation to End Users in accordance with and as expressly permitted by the Reseller Agreement and in no other manner whatsoever (the “CSC Agility License”). During the Initial Term, the CSC Agility License shall be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of CSC Agility or the Applicable Licensed Product Items granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Without limiting the foregoing, the CSC Agility License shall entitle Computer Sciences GS to access and use in accordance with the Reseller Agreement and herewith, including Section 2.1(d), all Improvements to CSC Agility and the Applicable Licensed Product Items as well as any new versions thereof, in each case that are created and released during the Term and made generally available by CSC to end users of CSC Agility or the Applicable Licensed Product Items or otherwise provided by CSC to Computer Sciences

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GS. Notwithstanding the foregoing, CSC shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of CSC.

(c)
Computer Sciences GS hereby assigns, and agrees to cause all Computer Sciences GS Subsidiaries and to require all End Users to assign, all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on CSC Agility or any Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date to CSC, and, as between the Parties and any Computer Sciences GS Subsidiaries (and each agreement with End Users shall so provide), CSC shall have sole and exclusive ownership of such Improvements and all right (including all Intellectual Property Rights), title and interest therein and thereto.

(d)
Computer Sciences GS shall provide CSC with written notice of any Improvements made or created from or based on CSC Agility or any Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or, to Computer Sciences GS’s knowledge, an End User during the Term. After such notice is provided, such Improvements shall automatically be included in the definition of Licensed Product Items, and the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) shall automatically be amended to allow Computer Sciences GS to use such Improvements under the terms and conditions set forth in this Agreement and the Reseller Agreement.

(e)
Unless and to the extent otherwise indicated on Schedule 1.1(vv), the CSC Agility License does not create on behalf of Computer Sciences GS or any Computer Sciences GS Subsidiary or End User any right to or interest in or right of possession or access to the source code relating to CSC Agility or the Applicable Licensed Product Items or any right to possess, or copy or decompile object code relating to CSC Agility or the Applicable Licensed Product Items.

(f)
Computer Sciences GS (acting through Computer Sciences GS Personnel) may use CSC Agility and the Applicable Licensed Product Items only to the extent required in connection with the operation of the Computer Sciences GS Business, which during the Initial Term shall be solely in the Computer Sciences GS Field, and otherwise in accordance with this Agreement and only as and to the extent necessary to meet the performance requirements of End Users under Customer Contracts in accordance with the terms and conditions of the Reseller Agreement. CSC’s sole obligations and responsibilities with respect to CSC Proprietary Items shall be limited to those set out in this Agreement and the Reseller Agreement. Subject to Section 2.5, unless otherwise agreed in writing, CSC Agility and the Licensed Product Documentation will be licensed to End Users under the applicable Licensed Mark.

(g)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under CSC Agility or the Applicable Licensed Product Items other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business in accordance with this Agreement or to End Users in accordance with the Reseller Agreement.

(h)
Notwithstanding anything to the contrary contained herein, the CSC Agility License shall not extend to any Person that, directly or indirectly, acquires control of Computer Sciences GS through a Change of Control of Computer Sciences GS (an “Acquiring Person”) or to any Affiliate or subsidiary of any such Acquiring Person (other than Computer Sciences GS and entities that were direct or indirect subsidiaries of Computer Sciences GS prior to the time such Acquiring Person acquired such control (a “Pre-COC Subsidiaries”)). Without limiting the foregoing, if any material operations or businesses are contributed

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by any Affiliate of an Acquiring Person (other than a Pre-COC Subsidiary) to Computer Sciences GS or a Pre-COC Subsidiary, such contributed operations or businesses shall not be entitled to any of the rights granted pursuant to the CSC Agility License.

2.2	Grant of Products License

(a)
Except with respect to CSC Agility (which shall be licensed to Computer Sciences GS pursuant to Section 2.1), upon the terms and subject to the conditions set forth in this Agreement, including Section 2.3, and excluding any Intellectual Property Rights of any Third Party in the Licensed Products and the Applicable Licensed Product Items, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free limited license to access and use the Licensed Products and the Applicable Licensed Product Items and to sublicense the Licensed Products and the Applicable Licensed Product Items solely to Computer Sciences GS Subsidiaries and End Users, in each case in accordance with and as expressly permitted by this Agreement and in no other manner whatsoever (the “Products License”). During the Initial Term, the Products License shall be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of the Licensed Products or the Applicable Licensed Product Items granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Without limiting the foregoing, the Products License shall entitle Computer Sciences GS to access and use in accordance herewith, including Section 2.2(d), all Improvements to the Licensed Products and the Applicable Licensed Product Items as well as any new versions thereof, in each case that are created and released by CSC during the Term and made generally available by CSC to end users of the Licensed Products and the Applicable Licensed Product Items or otherwise provided by CSC to Computer Sciences GS. Notwithstanding the foregoing, CSC shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of CSC.

(c)
Computer Sciences GS hereby assigns, and agrees to cause all Computer Sciences GS Subsidiaries and to require all End Users to assign, all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on any Licensed Products or Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date to CSC, and, as between the Parties and any Computer Sciences GS Subsidiaries (and each agreement with End Users shall so provide), CSC shall have sole and exclusive ownership of such Improvements and all right (including all Intellectual Property Rights), title and interest therein and thereto.

(d)
Computer Sciences GS shall provide CSC with written notice of any Improvements made or created from or based on any Licensed Products or Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or, to Computer Sciences GS’s knowledge, an End User during the Term. After such notice is provided, such Improvements shall automatically be included in the definition of Licensed Product Items, and the Products License granted to Computer Sciences GS in Section 2.2(a) shall automatically be amended to allow Computer Sciences GS to use such Improvements under the terms and conditions set forth in this Agreement.

(e)
Unless and to the extent otherwise indicated on Schedule 1.1(vv), the Products License does not create on behalf of Computer Sciences GS or any Computer Sciences GS Subsidiary or End User any right to or interest in or right of possession or access to the source code relating to the Licensed Products or Applicable

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Licensed Product Items or any right to possess, or copy or decompile object code relating to the Licensed Products or Applicable Licensed Product Items.

(f)
Computer Sciences GS (acting through Computer Sciences GS Personnel) may use the Licensed Products and the Applicable Licensed Product Items only to the extent required in connection with the operation of the Computer Sciences GS Business, which during the Initial Term shall be solely in the Computer Sciences GS Field, and otherwise in accordance with this Agreement.

(g)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under the Licensed Products or Applicable Licensed Product Items other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business or to End Users, in each case in accordance with this Agreement.

(h)
Notwithstanding anything to the contrary contained herein, the Products License shall not extend to any Acquiring Person or to any Affiliate or subsidiary of any such Acquiring Person (other than Computer Sciences GS and Pre-COC Subsidiaries). Without limiting the foregoing, if any material operations or businesses are contributed by any Affiliate of an Acquiring Person (other than a Pre-COC Subsidiary) to Computer Sciences GS or a Pre-COC Subsidiary, such contributed operations or businesses shall not be entitled to any of the rights granted pursuant to the Products License.

2.3	Applicable Licensed Product Items and NPS-Developed Products

(a)
Notwithstanding anything herein to the contrary, to the extent the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Configuration Software, Computer Sciences GS shall only be permitted pursuant to such license to (i) access, use and copy such Licensed Products Configuration Software, (ii) make Improvements to such Licensed Products Configuration Software if and only to the extent Computer Sciences GS is also entitled to the source code for the Licensed Product Configuration Software as indicated on Schedule 1.1(vv) and (iii) either sublicense the Licensed Product Configuration Software to Computer Sciences GS Subsidiaries and End Users or use the Licensed Product Configuration Software for internal use only in each case as specified on Schedule 1.1(vv).

(b)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to Licensed Product Documentation, Computer Sciences GS shall only be permitted pursuant to such license to (i) access, use, copy and make Improvements to such Licensed Product Documentation and (ii) sublicense such Licensed Product Documentation to Computer Sciences GS Subsidiaries and End Users.

(c)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Specifications, Computer Sciences GS shall only be permitted pursuant to such license to access, use, copy and make Improvements to such Licensed Product Specification for internal use only as necessary to support the applicable Licensed Product. For the avoidance of doubt, under no circumstances shall Computer Sciences GS or any Computer Sciences GS Subsidiaries provide copies of, display or otherwise disclose the Licensed Product Specifications to End Users or to any Third Party other than Computer Sciences GS Personnel.

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(d)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Sales Materials, Computer Sciences GS shall only be permitted pursuant to such license to access, use, copy and make Improvements to such Licensed Product Sales Materials solely for internal use to support sales of the Licensed Products to End Users.

(e)
Notwithstanding anything herein to the contrary, the Products License shall entitle Computer Sciences GS to access, use, copy, modify, distribute and make Improvements to the NPS-Developed Products and the Applicable Licensed Product Items for both internal use as well as to sublicense the NPS-Developed Products and the Applicable Licensed Product Items to Computer Sciences GS Subsidiaries and End Users.

2.4	Grant of Know-How License

(a)
Upon the terms and subject to the conditions set forth in this Agreement, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free limited license to access and use the Licensed Know-How in accordance with and as expressly permitted by this Agreement and in no other manner whatsoever (the “Know-How License”). During the Initial Term, the Know-How License shall be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of the Licensed Know-How granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under the Licensed Know-How other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business solely in the Computer Sciences GS Field and in accordance with this Agreement.

2.5	Grant of Trademarks License

(a)
Upon the terms and subject to the conditions set forth in this Section 2.5, including Sections 2.5(f) and 2.5(g), CSC hereby grants to Computer Sciences GS and Computer Sciences GS Subsidiaries a perpetual, non-transferrable, non-assignable, royalty-free, non-exclusive, limited license to use the trademarks, service marks, logos, and domain names listed on Schedule 2.5(a), whether registered or unregistered (the “Licensed Marks”), within the Computer Sciences GS Field, in connection with the operation, advertisement, marketing, promotion and support of the Computer Sciences GS Business and the Licensed Products in accordance with the limitations set forth on Schedule 2.5(a), and in a manner not likely to cause confusion with the Unlicensed Marks (the “Trademarks License”).

(b)
Computer Sciences GS acknowledges and agrees, and agrees to cause all Computer Sciences GS Subsidiaries and sublicensees to acknowledge and agree, that all right (including all Intellectual Property Rights), title and interest in the Licensed Marks are owned exclusively by CSC. No right, title or interest in any Unlicensed Marks are granted to Computer Sciences GS, Computer Sciences GS Subsidiaries or any Third Party by this Agreement.

(c)
The Trademarks License to use the specific marks (i) “COMPUTER SCIENCES GOVERNMENT SERVICES” and (ii) “COMPUTER SCIENCES GS” includes the right to use such marks as and as part of a corporate or entity name, or trade name; provided that such corporate or entity name, or trade name,

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consists of the exact phrase “COMPUTER SCIENCES GOVERNMENT SERVICES”, or “COMPUTER SCIENCES GS”, followed directly by an entity designation such as (but not limited to) “Inc.”, “LLC”, or “Limited” after the word “SERVICES” or the letter “S.” Subject to Section 2.5(g), none of the other Licensed Marks may be used by Computer Sciences GS or Computer Sciences GS Subsidiaries as a corporate or entity name, or trade name.

(d)
So long as Computer Sciences GS is using the specific marks (i) “COMPUTER SCIENCES GOVERNMENT SERVICES” or (ii) “COMPUTER SCIENCES GS” as or as part of its corporate or entity name, or trade name and, if Computer Sciences GS ever ceases to use “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS” as or as part of its corporate or entity name, or tradename until six (6) months following such cessation, CSC agrees not to use, or permit any other Person (other than Computer Sciences GS or Computer Sciences GS Subsidiaries) to use, the exact designation “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS” as, or as a component of, any trademark, service mark, trade name, corporate or entity name, or “doing business as” name; provided, however, that CSC may use, and authorize others to use, “COMPUTER SCIENCES” as, or as a component of, any trademark, service mark, trade name, corporate or entity name, or “doing business as” name as long as not used as the exact phrase “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS”; and CSC may also use “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS” to refer to Computer Sciences GS or Computer Sciences GS Subsidiaries.

(e)
Computer Sciences GS may develop logos or stylized “CSGOV” marks; however, before any public use of any such CSGOV logos commence, Computer Sciences GS must first submit proposed drawings of such marks to CSC for CSC’s written approval. After having obtained written approval from CSC, such “CSGOV” logos will become Licensed Marks under this Agreement, and as long as such “CSGOV” logos are not materially altered, Computer Sciences GS may use such “CSGOV” logos as long as such use otherwise complies with the terms of this Agreement. Computer Sciences GS further agrees that CSC will own all trademark, copyright, and other rights in such “CSGOV” logos, and Computer Sciences GS hereby assigns, grants and delivers (and agrees further to assign, grant and deliver) exclusively to CSC, all right, title and interest of every kind and nature whatsoever in and to any such “CSGOV” logos, including all trademark rights and copyrights and all renewals thereof. Computer Sciences GS further agrees, at CSC’s sole cost and expense, to execute and deliver to CSC such other and further instruments and documents that CSC may reasonably request for the purpose of establishing, evidencing, enforcing or defending CSC’s right, title and interest of every kind and nature whatsoever, including all trademark rights and copyrights, in and to such “CSGOV” logos.

(f)
Notwithstanding anything herein to the contrary, the Trademarks License to use the specific marks “COMPUTER SCIENCES GOVERNMENT SERVICES”, “COMPUTER SCIENCES GS” and “CSGOV” and the domain names listed on Schedule 2.5(a) shall terminate immediately if and to the extent Computer Sciences GS files any amended articles of incorporation (or equivalent organizational documents) with the appropriate Governmental Entity changing its corporate or entity name to any such name that does not contain “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS”.

(g)
Notwithstanding anything herein to the contrary, the Trademarks License to use the specific marks (i) “COMPUTER SCIENCES” (without the words “GOVERNMENT SERVICES” or “GS”) and (ii) “CSC” is hereby expressly limited to the right of Computer Sciences GS to use, for up to six (6) months after the date hereof, such marks as part of an existing corporate or entity name of any Computer Sciences GS

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Subsidiary and for no other purpose whatsoever; provided, however, that Computer Sciences GS shall, and shall cause the applicable Computer Sciences GS Subsidiaries to, (i) use its and their best efforts to promptly file amended articles of incorporation (or equivalent organizational documents) with the appropriate Governmental Entity changing its corporate or entity name to a corporate or entity name that does not contain “COMPUTER SCIENCES” or “CSC”, and (ii) provide CSC with any additional information, documents and materials that CSC may request to evidence those filings.

(h)
Other than the specific marks “COMPUTER SCIENCES” and “CSC”, which may not be sublicensed to any Person other than an existing Computer Sciences GS Subsidiary currently using such marks as or as part of an existing corporate or entity name, Computer Sciences GS and Computer Sciences GS Subsidiaries may sublicense the Licensed Marks solely in writing in accordance with the Trademarks License to advertisers, distributors, vendors, dealers, suppliers and other Persons, solely for use in connection with the operation of the Computer Sciences GS Business in a manner consistent with current practice and in accordance with and as expressly permitted by this Agreement. Computer Sciences GS shall be liable hereunder for any act or omission by a sublicensee or by any Computer Sciences GS Subsidiaries that would constitute a breach of the Trademarks License or other terms hereof, as if committed by Computer Sciences GS.

(i)
Computer Sciences GS’s, Computer Sciences GS Subsidiaries’ and any sublicensees’ use of the Licensed Marks shall comply with relevant elements of CSC’s trademark guidelines and applicable Laws. CSC further reserves the right to approve the quality and propriety of any goods or services using the Licensed Marks, which approval shall not be unreasonably withheld, conditioned or delayed. It is the purpose of this provision to prevent uses of the Licensed Marks in a manner that are inconsistent with CSC’s high quality of goods and services or in a manner that might be offensive to ordinary and customary standards of exceptional service as determined by CSC, in its sole discretion, or that could undermine or damage the reputation of CSC. Computer Sciences GS further agrees to furnish CSC, upon request, with sample specimens of each item bearing or displaying the Licensed Marks or pre-printed promotional literature, video, media production, web pages, or other marketing aids which Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensee proposes to use with and which incorporate the Licensed Marks. Computer Sciences GS agrees that all advertising and promotional materials in which it and Computer Sciences GS Subsidiaries and sublicensees use the Licensed Marks shall be truthful in all respects. CSC shall have the right to require Computer Sciences GS, Computer Sciences GS Subsidiaries and any sublicensee to make reasonable changes to such literature or marketing aids, or to any goods or services, for the purpose of eliminating inaccuracies, to ensure compliance with the requirements of this section or otherwise to protect the Licensed Marks. If no objection is made by CSC within ten (10) Business Days after its receipt of such material, CSC shall be deemed not to object to its use or distribution. CSC shall not be deemed to endorse the accuracy of, or assume any legal responsibility for the contents of, such promotional material or media presentations. Computer Sciences GS and Computer Sciences GS Subsidiaries may not modify, change or alter any Licensed Mark without the prior written consent of CSC. Computer Sciences GS agrees that it shall not, directly or indirectly, do, omit to do, or permit to be done, any act that will or may dilute the goodwill associated with the Licensed Marks or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Marks or CSC or that will or may invalidate or jeopardize any registration of the Licensed Marks. Computer Sciences GS and Computer Sciences GS Subsidiaries shall not purchase Internet keywords or domain names containing the Licensed Marks.

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(j)
Computer Sciences GS recognizes the ownership of, and great value of the goodwill associated with, the Licensed Marks as well as the mark “COMPUTER SCIENCES CORPORATION”. Computer Sciences GS acknowledges that such goodwill belongs to CSC and that such Licensed Marks, as well as the mark “COMPUTER SCIENCES CORPORATION”, have inherent and/or acquired distinctiveness and are famous marks. Nothing in this Agreement gives Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensees any right, title, or interest in the Licensed Marks, except the right to use the Licensed Marks in accordance with the terms of this Agreement. Computer Sciences GS’s, Computer Sciences GS Subsidiaries’, and any sublicensees’ use of the Licensed Marks shall inure to the benefit of CSC. Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees, will not, and will not cause any other Person to, seek to register any marks for, containing, or confusingly similar to, the Licensed Marks. Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees shall not, and shall not cause any other Person to, oppose or seek to cancel or challenge, in any forum anywhere in the world, including, but not limited to, the United States Patent and Trademark Office, any application or registration by CSC for the Licensed Marks, or any composite mark containing a Licensed Mark as an element of such composite mark. Further, Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees shall not, and shall not cause any other Person to, object to, or file any action or lawsuit because of, any use by CSC of (i) the Licensed Marks, (ii) any composite mark containing a Licensed Mark, or (iii) any company name, corporate name, trade name, keyword, or domain name consisting of or containing any of the Licensed Marks, for or in connection with any goods or services, whether such use is by CSC directly or through CSC’s licensees, CSC Subsidiaries, or CSC’s authorized users; and Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees will not, and will not cause any other Person to, take any other action that may adversely affect or contest CSC’s ownership of or right to use or the validity, incontestability or enforceability of the Licensed Marks, any composite mark containing a Licensed Mark, or the goodwill associated with the Licensed Marks.

(k)
Computer Sciences GS, Computer Sciences GS Subsidiaries, and any sublicensees as permitted under this Agreement will display on materials utilizing or displaying the Licensed Marks any notice, marking, or indicia of ownership required by this Agreement or otherwise by CSC from time to time. Computer Sciences GS, Computer Sciences GS Subsidiaries, and any sublicensees as permitted under this Agreement will, in all material respects, use the Licensed Marks in a manner reasonably calculated to prevent the Licensed Marks from becoming generic or otherwise invalid.

(l)
Computer Sciences GS agrees to notify CSC in writing, as promptly as reasonably practicable, of any of the following that may come to the attention of Computer Sciences GS: (i) any adoption, use, or registration of any mark, trade name, trading style or corporate name, domain name, or designation which would infringe, impair or dilute, or tend to infringe, impair or dilute, the Licensed Marks, (ii) any challenge to CSC’s use, Computer Sciences GS’s use, Computer Sciences GS Subsidiaries’ use, or any sublicensees’ use of any Licensed Mark, or (iii) any claim made by any Person of any rights in any Licensed Mark.

(m)
Except as provided herein, CSC shall be responsible, at its sole discretion, for renewing and maintaining at CSC’s expense all trademark applications and registrations for the Licensed Marks. CSC may elect, for any reason, not to renew any applications and registrations for the Licensed Marks. In the event CSC determines during the Initial Term that it intends to allow an application or registration for a Licensed Mark, other than the “CSC” mark, to lapse, be cancelled or be abandoned, it will notify Computer Sciences GS as promptly as reasonably practicable and Computer Sciences GS shall be entitled to pursue or maintain such application or registration in CSC’s name, but at Computer Sciences GS’s sole cost and expense. Each Party agrees to cooperate and provide promptly, upon any request by the other Party, appropriate samples

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and specimens of CSC’s, Computer Sciences GS’s, and Computer Sciences GS Subsidiaries’, and any authorized sublicensees’ use of the Licensed Marks and to otherwise assist the relevant Party in applying for, registering, maintaining and renewing CSC’s applications and registrations for the Licensed Marks, at CSC’s expense.

(n)
Computer Sciences GS shall, at its own expense, at least once in every six (6) months and at any time at CSC’s written request, provide CSC with a written report detailing, for each Licensed Mark: (i) each jurisdiction where Computer Science GS, every Computer Sciences GS Subsidiary, and every sublicensee is using such Licensed Mark and (ii) the manner in which such Licensed Mark is being used in such jurisdiction.

(o)
CSC may elect at any time, at its sole discretion and for any reason, to change, alter, or replace the trademarks and service marks that CSC directs to be used by Computer Sciences GS as the names of the Licensed Products. Any changed/altered/replaced trademarks and service marks directed by CSC to be used by Computer Sciences GS as the new names of the Licensed Products (the “New Marks”) will become Licensed Marks under this Agreement immediately upon receipt by Computer Sciences GS of written notification by CSC of any New Marks. Upon receipt by Computer Sciences GS of written notice of any New Marks, Computer Sciences GS agrees to, and agrees to cause all Computer Sciences GS Subsidiaries and sublicensees to, change over within ninety (90) days on all web pages, marketing materials, promotional items, advertising, documents, files, and other materials to the use of the New Marks instead of the former Licensed Marks being used for such Licensed Products.

(p)
Nothing in this Agreement shall constitute any representation or warranty by CSC that any Licensed Mark is valid or that the exercise by Computer Sciences GS, any Computer Sciences GS Subsidiary, or any sublicensee of any rights granted under this Agreement with respect to any Licensed Mark will not infringe the Intellectual Property Rights of any Person.

2.6	Grant of Option to License Other Products
CSC hereby grants to Computer Sciences GS an option to license, at any time during the Initial Term, any Other Products as Computer Sciences GS may from time to time within such period reasonably request for use by Computer Sciences GS solely within the Computer Sciences GS Field. The terms and conditions of any such licenses, including any fees or maintenance rights or obligations, shall be negotiated and agreed between CSC and Computer Sciences GS on an arm’s-length basis at such time.

2.7	Preservation of Ownership of Proprietary Rights and Sublicense Requirements

(a)
All rights not specifically granted to Computer Sciences GS herein are hereby retained by CSC. There are no implied licenses to any of the CSC Proprietary Items (or to any right, title or interest therein or part, portion or aspect thereof). Computer Sciences GS covenants, and agrees to cause all Computer Sciences GS Subsidiaries and require all other sublicensees to covenant, to take no action or commit any omission that would reasonably be expected to be adverse to CSC’s sole and exclusive ownership of all right (including all Intellectual Property Rights), title and interest in and to the CSC Proprietary Items and shall not (i) apply to register or cooperate in any effort by any Third Party to register any right (including any Intellectual Property Rights), title or interest in or to any CSC Proprietary Items anywhere in the world in connection with any products or services, (ii) challenge or participate in any challenge or diminution of CSC’s rights (including any Intellectual Property Rights) in the CSC Proprietary Items, or (iii) do anything else

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inconsistent with CSC’s rights (including any Intellectual Property Rights) in the CSC Proprietary Items. If, contrary to the intent of the Parties, it should occur that Computer Sciences GS has any rights of ownership in the CSC Proprietary Items, Computer Sciences GS hereby agrees, at any time upon the written request of CSC, to assign and to sell for ten dollars (US$10.00) to CSC any and all such rights of ownership as well as the entire right, title and interest to any such right (including any attendant goodwill), and Computer Sciences GS agrees that it has not entered and shall not enter into any agreement with any Third Party, including any Computer Sciences GS Subsidiaries or other sublicensees, or otherwise take or fail to take any action, that would prevent such assignment and sale. Computer Sciences GS shall promptly upon request by CSC execute, without additional consideration, any assignment or other document that may be reasonably necessary or appropriate for CSC to purchase, take assignment or perfect its ownership interest or to memorialize, record or otherwise denote or demonstrate ownership by CSC of all right (including all Intellectual Property Rights), title and interest in and to any CSC Proprietary Items.

(b)
CSC shall be responsible, at CSC’s own expense, for, and shall make all decisions concerning, the preparation, filing, registration, prosecution, renewal, enforcement and maintenance of any Intellectual Property Rights in or covering any CSC Proprietary Item. Computer Sciences GS agrees to, and agrees to cause all Computer Sciences GS Subsidiaries and require all other sublicensees to, cooperate fully with, and provide reasonable assistance to, CSC in respect thereof, at CSC’s own expense.

(c)
In order to assign title to CSC in accordance with the terms of this Agreement, Computer Sciences GS shall take all actions reasonably required to obtain title to inventions made in the performance of a Customer Contract, including providing timely notice to the Customer under such Customer Contract and electing to take title. Computer Sciences GS shall seek an advance waiver of any Governmental Entity’s right to take title in those instances where such requests are required or permitted.

(d)
Unless CSC has provided its express, prior written consent (in accordance with CSC’s internal delegation of authority policy and procedures), Computer Sciences GS shall not enter into any Customer Contract that includes FAR Clause 52.227-17, “Rights in Data - Special Works” or Department of Defense FAR Supplement Cause 252.227-7020, “Rights in Special Works,” or any other similar provision that grants any Governmental Entity a right to title to any CSC Proprietary Item.

(e)
Computer Sciences GS shall set forth in written agreements with any sublicensee all applicable restrictions and obligations regarding CSC Proprietary Items as set forth in this Agreement. Computer Sciences GS shall not grant any right to or fail to require any obligation from any permitted sublicensee that is inconsistent with the terms and conditions of this Agreement or reduces or eliminates protections of CSC Proprietary Items or CSC’s ownership of CSC Proprietary Items as set forth herein. Computer Sciences GS shall expressly identify CSC as a third party beneficiary in all written agreements with any sublicensee.

(f)
Computer Sciences GS shall set forth in written agreements with any Contractor all applicable restrictions and obligations regarding such Licensed Product or the Applicable Licensed Product Items as set forth in this Agreement.

2.8	Enforcement Actions
Computer Sciences GS agrees to notify CSC in writing, as promptly as reasonably practicable, of any actual, threatened or alleged infringement, challenge, misappropriation, claim, impairment or violation of any Intellectual Property Rights relating to the Licensed Products, Licensed Know-How or Licensed Marks

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that comes to the attention of Computer Sciences GS or a Computer Sciences GS Subsidiary. CSC shall have sole and exclusive authority and discretion to take such legal action as it deems appropriate and control any dispute, claim, litigation, United States Patent and Trademark Office or other U.S. or foreign governmental or administrative proceeding, or other action arising out of any actual or alleged infringement, challenge, misappropriation, claim, impairment or violation of any Intellectual Property Rights relating to the CSC Proprietary Items and including any brought by a Third Party (an “Enforcement Action”). Unless the Parties otherwise agree, all costs and expenses related to an Enforcement Action shall be borne by CSC, and CSC shall be entitled to all monetary damages, fines, settlement payments, costs, attorneys’ fees, and other amounts (“Recoveries”) awarded to CSC as a direct result of an Enforcement Action. Computer Sciences GS shall, and if requested by CSC cause Computer Sciences GS Subsidiaries and any sublicensees to, at CSC’s expense, cooperate fully and promptly with CSC with respect to such Enforcement Action, in such manner and to such extent as CSC may reasonably request, including joining such Enforcement Action as a party. Nothing herein shall be construed as requiring CSC to take any action to bring or defend any Enforcement Action or to indemnify or hold harmless Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensees in connection therewith. During the Initial Term, in the event CSC provides written notice or confirmation to Computer Sciences GS that it determines not to bring an Enforcement Action, Computer Sciences GS may, with the prior written consent of CSC (which consent may be withheld by CSC for any reason in its sole discretion), bring an Enforcement Action with respect to any violation of the Licensed Products, Licensed Know-How or Licensed Marks that Computer Sciences GS reasonably believes would have a material and adverse effect on its business; provided, however, that Computer Sciences GS shall not compromise or settle any Enforcement Action without the prior written consent of CSC; provided, further that Computer Sciences GS shall indemnify, defend and hold harmless (at Computer Sciences GS’s sole cost and expense) CSC for any losses of CSC arising from or relating to such Enforcement Action brought by Computer Sciences GS without CSC’s prior written consent, including, for the avoidance of doubt, any losses arising from any counterclaim to such Enforcement Action. Unless the Parties otherwise agree, all costs and expenses related to an Enforcement Action brought by Computer Sciences GS shall be borne by Computer Sciences GS and any Recoveries awarded to Computer Sciences GS as a direct result of an Enforcement Action brought by Computer Sciences GS shall belong to Computer Sciences GS. CSC shall, if reasonably requested by Computer Sciences GS and at Computer Sciences GS’ expense, provide and cause its controlled Affiliates to provide reasonable cooperation with respect to any such Enforcement Action. For the avoidance of doubt, nothing herein shall be construed as requiring CSC to join as a party any Enforcement Action brought by Computer Sciences GS.

2.9	Prohibited Uses and Administrative Obligations

(a)
Except as expressly permitted by this Agreement (including Section 2.9(b)), the Reseller Agreement or with the prior written consent of CSC (not to be unreasonably withheld, conditioned or delayed) in accordance with Schedule 2.9(a), Computer Sciences GS shall not, nor shall it allow or give permission to any Third Party, including but not limited to any Computer Sciences GS Subsidiary, End User or Governmental Entity, to:

(i)	use, copy (except for internal archival purposes), distribute, rent, lease, license, lend, give, sublicense, disclose or transfer any of the CSC Proprietary Items or any portion thereof;

(ii)
access or make available to any Third Party source code in any manner (and whether or not subject to escrow arrangements) relating to the Licensed Products, Licensed Product Items or any portion thereof;

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(iii)	translate, modify, adapt, enhance, extend, decompile, disassemble or reverse engineer the Licensed Products, Licensed Product Items or any portion thereof;

(iv)	transfer, assign or sublicense, or purport to transfer, assign or sublicense, to any Third Party any right, including any Intellectual Property Rights, in or to any of the CSC Proprietary Items;

(v)	allow any of the CSC Proprietary Items or any right in any of them to become subject of any charge, lien or encumbrance;

(vi)	alter, remove or obscure any trademark, copyright, trade secret, patent, proprietary right and/or other legal notice of CSC that are part of or affixed to any of the CSC Proprietary Items;

(vii)
modify, decompile, disassemble or reverse engineer or otherwise attempt to derive, obtain or modify the source code to, write or develop any derivative software based upon the Licensed Products, or sell, rent, lease, license, sublicense, copy, reproduce, disclose or transmit the CSC Proprietary Items or any portion thereof, or permit any Third Party to do any of the foregoing, for any purpose whatsoever;

(viii)	use or permit use of the CSC Proprietary Items by a Third Party or on any service bureau, time-sharing or similar system; or

(ix)	create Improvements or additions to any of the CSC Proprietary Items.
For purposes of this Section 2.9(a), CSC Proprietary Items shall include, with respect to Licensed Know-How, only that Licensed Know-How that is Technical Data related to Licensed Products or any other reasonably identifiable products or services in existence and owned by CSC or a CSC Subsidiary as of the Effective Date.

(b)
Prior to entering into any Customer Contract in connection with any CSC Proprietary Items (other than NPS-Developed Products, unless Computer Sciences GS or the applicable Computer Sciences GS Subsidiary would reasonably be expected to satisfy the obligations set forth in this Section 2.9(b) with respect to such NPS-Developed Product) with any Governmental Entity, Computer Sciences GS or the applicable Computer Sciences GS Subsidiary shall first (i) obtain a written acknowledgment from the relevant contracting officer that such CSC Proprietary Items required to be delivered or used in performance of such Customer Contract are “commercial items” as such term is defined in FAR 2.101, (ii) ensure that the regulatory-specified contract clauses and licenses, if any, for the acquisition of such “commercial items” are included in such Customer Contract and (iii) obtain a written acknowledgment from the relevant contracting officer that any modifications to such “commercial items” are (A) of a type customarily available in the commercial marketplace or (B) minor modifications made to meet U.S. federal government requirements.

(c)
Computer Sciences GS shall effect and maintain security measures as are necessary to safeguard the CSC Proprietary Items from any unauthorized access or use by any Person. Computer Sciences GS shall cause Computer Sciences GS Subsidiaries to comply with the terms and conditions of this Agreement and Computer Sciences GS shall be liable hereunder for the actions and inactions of Computer Sciences GS Subsidiaries, all Computer Sciences GS Personnel and all other sublicensees as though they were the actions or inactions of Computer Sciences GS.

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(d)
Computer Sciences GS shall not, and agrees to cause Computer Sciences GS Subsidiaries to not, take any action or grant any sublicense to any Person that exceeds the scope of any license or right to sublicense granted by this Agreement.

(e)
Computer Sciences GS shall not, and agrees to cause Computer Sciences GS Subsidiaries to not, directly or indirectly, violate any applicable Laws or regulations in exercising any rights provided by or performed under this Agreement.

2.10	Compliance with Third Party Licenses
Computer Sciences GS shall comply with the terms of the license agreements governing Third Party vendor materials incorporated into any of the Licensed Products or Licensed Product Items as and to the extent CSC so notifies Computer Sciences GS in writing from time to time. None of the licenses or rights to sublicense granted hereby include any license to or right to sublicense the Intellectual Property Rights of any Third Party, unless and only to the extent CSC is authorized to provide such license or right to sublicense to Computer Sciences GS. Computer Sciences GS acknowledges and agrees that Computer Sciences GS shall seek any license to or right to sublicense any Intellectual Property Rights of a Third Party in the CSC Proprietary Items from such Third Party. Computer Sciences GS shall comply with any requirements set forth in the Reseller Agreement relating to the Intellectual Property Rights of any Third Party in CSC Agility or the Applicable Licensed Product Items.

3.	GRANT OF IP TO COMPUTER SCIENCES GS

3.1	Assignment of Restricted IP to Computer Sciences GS

(a)
CSC hereby assigns, conveys, transfers and delivers to Computer Sciences GS or its designee all of CSC’s right, title and interest in and to the Restricted IP, including, without limitation, any and all goodwill symbolized thereby (as applicable), the right to recover for damages and profits for past, present and future infringements, dilutions, misappropriations or other violations of any part of the Restricted IP and the right to sue for and recover the same throughout the world in the name of CSC or its designee (the “Restricted IP Assignment”).

(b)
The Restricted IP Assignment may be made of record in any government and/or administrative authority in any applicable jurisdiction, including in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate and desired by Computer Sciences GS.

4.	GRANT OF LICENSE TO CSC

4.1	Grant of Imminent Computer Sciences GS IP License to CSC

(a)
Computer Sciences GS hereby grants to CSC a non-exclusive, perpetual, non-transferrable, non-assignable, royalty-free, fully paid-up right and license to access, use, copy, make Improvements to and sublicense to end users, any CSC Subsidiary and any contractor of CSC or of a CSC Subsidiary any Imminent Computer Sciences GS IP (the “Imminent Computer Sciences GS IP License”). During the Initial Term, the Imminent Computer Sciences GS IP License shall be limited solely to outside the Computer Sciences GS Field.

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(b)
Without limiting the foregoing, the Imminent Computer Sciences GS IP License shall entitle CSC to access, use, copy and sublicense in accordance herewith, including Section 4.1(d), all Improvements to the Imminent Computer Sciences GS IP as well as any new versions thereof in each case that are created and released by Computer Sciences GS during the Initial Term and made generally available by Computer Sciences GS to end users of the Imminent Computer Sciences GS IP. Notwithstanding the foregoing, Computer Sciences GS shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of Computer Sciences GS or its applicable Affiliate.

(c)
As between the Parties, Computer Sciences GS shall exclusively own all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on any Imminent Computer Sciences GS IP by or on behalf of CSC following the Effective Date.

(d)
CSC shall provide Computer Sciences GS with written notice of any Improvements made or created from or based on any Imminent Computer Sciences GS IP by or on behalf of CSC during the Initial Term. After such notice is provided, such Improvements shall automatically be included in the definition of Imminent Computer Sciences GS IP, and the Imminent Computer Sciences GS IP License granted to CSC in Section 4.1(a) shall automatically be amended to allow CSC to use such Improvements under the terms and conditions set forth in this Agreement.

(e)
CSC shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under any Imminent Computer Sciences GS IP other than to CSC Subsidiaries and any contractor of CSC or of a CSC Subsidiary to the extent required in connection with the operation of the CSC Business outside of the Computer Sciences GS Field and in accordance with this Agreement.

5.	TERM

5.1	Initial Term
The initial term of this Agreement (the “Initial Term”) shall commence as of the Effective Date and continue through the fifth (5th) anniversary of the Effective Date unless terminated earlier pursuant to Section 11.

5.2	Extension of the Term
Computer Sciences GS may elect to extend the expiration date of this Agreement for up to one (1) additional period of five (5) years (the “Extension Term”), by providing written notice of such election to CSC at least ninety (90) days before the then-scheduled expiration of the Initial Term of its intent to extend the Initial Term (the Initial Term as extended by an Extension Term, the “Term”).

6.	FEES, FEE ADJUSTMENTS, PAYMENT, AND TAXES

6.1	Fees and Adjustments

(a)
During the Initial Term, for maintenance and support of the Licensed Products in accordance with this Agreement and the Reseller Agreement, Computer Sciences GS agrees to pay to CSC each License Year, an annual net fee equal to thirty million dollars (US$30,000,000) (the “Maintenance Fee”).

(b)	Computer Sciences GS shall pay to CSC the following additional maintenance fees during the Initial Term as follows:

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(i)	0.5% of the amount by which Computer Sciences GS’s total consolidated revenues during any fiscal year exceed seven billion dollars (US$7,000,000,000); and

(ii)
5% of the amount by which Computer Sciences GS’s total revenues from its cloud computing solutions and services during any fiscal year exceed six hundred million dollars (US$600,000,000) (the “Additional Maintenance Fees”, and together with the Maintenance Fee, the “Fees”).

(c)	The Fees applicable during the Extension Term shall be as agreed by the Parties acting reasonably and in good faith.

6.2	Payments
Computer Sciences GS shall pay CSC the Maintenance Fee applicable to each License Year within five (5) Business Days of the commencement of such License Year. Computer Sciences GS shall pay any Additional Maintenance Fees within twenty-one (21) calendar days after completion of any fiscal year during which any such Fees become due.

6.3	Taxes
Each Party shall be responsible for all Taxes imposed on such Party under applicable Law. In no event shall any Party be responsible for Taxes on or measured by net income of the other Party. The Parties shall cooperate with each other to furnish such forms and certificates that they are legally entitled to furnish to eliminate or reduce Taxes on payments described herein. No Party shall be required to “gross up” the other party for Taxes imposed through withholding or deduction. To the extent any Party is required under applicable Law to collect sales, use or similar taxes from the other Party, the Party required to collect such taxes shall separately state the applicable sales, use or similar tax on an invoice rendered to the other Party.

7.	SUPPORT AND MAINTENANCE OBLIGATIONS

7.1	Support and Maintenance Services

(a)	The Parties acknowledge that the Maintenance Fee is a net amount reflecting maintenance and support obligations on each Party and agree that:

(i)	Computer Sciences GS shall provide support and maintenance services to CSC in respect of the NPS-Developed Products as set forth below;

(ii)	CSC shall provide support and maintenance services to Computer Sciences GS in respect of all Licensed Products, other than the NPS-Developed Products, as set forth below;

(iii)
in respect of each Licensed Product other than the NPS-Developed Products, CSC shall provide Computer Sciences GS with (i) any Improvements created by or on behalf of CSC as and when made generally available by CSC to its customers, or, if not made generally available by CSC to its customers, within a reasonable time after such Improvements are developed by or on behalf of CSC and (ii) the applicable help desk support as set forth on Schedule 1.1(vv); and

(iv)	in respect of the NPS-Developed Products, Computer Sciences GS shall provide CSC with (i) any Improvements created by or on behalf of Computer Sciences GS as and when made generally

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available by Computer Sciences GS to its customers, or, if not made generally available by Computer Sciences GS to its customers, within a reasonable time after such Improvements are developed by or on behalf of Computer Sciences GS, (ii) help desk support equivalent to at least CSC level 3 help desk support to the extent being provided by Computer Sciences GS as of the Effective Date in respect of such NPS-Developed Product, (iii) access to the source code relating to any and all Improvements made or created from or based on such NPS-Developed Product by or on behalf of Computer Sciences GS, and (iv) all maintenance and support services required of CSC under CSC’s existing maintenance and support contracts with its customers relating to such NPS-Developed Product.

(b)
Notwithstanding the foregoing, CSC and Computer Sciences GS may elect to enter into a separate agreement after the date hereof setting forth any additional maintenance and support services to be provided by CSC to Computer Sciences GS in respect of any Licensed Product or Licensed Product Items, such as training on the Licensed Products. The terms and conditions of any such agreement, including the fees for such services, shall be negotiated and agreed between CSC and Computer Sciences GS on an arm’s-length basis at such time.

(c)
The Parties will agree on governance procedures for the request and delivery of the Licensed Products, Licensed Product Items and Improvements during the Term but the failure to agree shall not void the Parties’ respective obligations to request and deliver the Licensed Products, Licensed Product Items and Improvements during the Term in accordance with this Agreement.

7.2	Support Exclusions

(a)	Neither Party shall be required to provide support to the extent that any problem with any Licensed Product is due to:

(i)	the Licensed Product having been altered, damaged or modified by the other Party or its Subsidiaries or Customers;

(ii)	the other Party’s or its Subsidiary’s negligence, hardware malfunction or any cause beyond the reasonable control of the Party providing support;

(iii)
the Licensed Product being used in an operating environment other than an operating environment (i) specified in the Licensed Product Specifications or the Licensed Product Documentation or (ii) otherwise agreed in writing by CSC and Computer Sciences GS; or

(iv)	use of a version of the Licensed Product that is not the latest or most recent version.

(b)	Unless otherwise agreed by the Parties in writing, neither Party shall be required to provide any maintenance or support services directly to the other Party’s end users.

(c)
Neither Party shall be required to provide any maintenance or support services in connection with any portion of the Licensed Product that is owned by a Third Party, unless such Party delivers or otherwise makes available such portion directly to the other Party.

8.	WARRANTIES

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8.1	Warranty Exclusions

(a)
Except as otherwise may be expressly set forth in the Reseller Agreement, CSC shall in no circumstances have any liability for any of the following: (i) failure of the Licensed Products resulting from unpermitted modification, abuse or prohibited use of the Licensed Products or use of the Licensed Products that does not comply with the requirements of the Licensed Product Sales Materials, (ii) failure of the Licensed Products resulting from use of the Licensed Products in combination with any other software and/or equipment which has not been supplied or approved in writing by CSC for use with the Licensed Products, (iii) loss of data or any storage media in the possession or under the control of Computer Sciences GS or any Computer Sciences GS Subsidiary, (iv) the content and accuracy of any document produced by the Licensed Products, (v) Computer Sciences GS’s or any Computer Sciences GS Subsidiary’s negligence or hardware malfunction, (vi) NPS-Developed Products, or (vii) Restricted IP.

(b)
NO WARRANTY SHALL BE CREATED BY, AND NO OBLIGATION OR LIABILITY SHALL ARISE FROM, THIS AGREEMENT OR CSC’S RENDERING OF TECHNICAL, PROGRAMMING, OR OTHER ADVICE OR SERVICE HEREUNDER. COMPUTER SCIENCES GS SHALL BE DEEMED TO HAVE ACCEPTED THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND ANY SERVICES PROVIDED “AS IS” AND “WHERE IS,” AND WITHOUT ANY WARRANTY OF ANY KIND.

(c)
(i) COMPUTER SCIENCES GS HEREBY WAIVES ALL WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTY OF TITLE, WARRANTY OF NON-INFRINGEMENT OR OTHERWISE (INCLUDING TIME OF PERFORMANCE) RESPECTING THE CSC PROPRIETARY ITEMS, RESTRICTED IP OR SERVICES AND, (ii) CSC MAKES NO WARRANTY THAT THE FUNCTIONS CONTAINED IN A LICENSED PRODUCT ITEM OR ANY RESTRICTED IP WILL MEET COMPUTER SCIENCES GS’S REQUIREMENTS OR THAT THE OPERATION OF A LICENSED PRODUCT ITEM OR ANY RESTRICTED IP WILL BE UNINTERRUPTED OR ERROR-FREE.

(d)
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPUTER SCIENCES GS ASSUMES SOLE RESPONSIBILITY AND ENTIRE RISK AS TO THE SUITABILITY AND RESULTS OBTAINED FROM USE OF THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND THE SERVICES, AND ANY DECISIONS MADE OR ACTIONS TAKEN BASED ON THE INFORMATION CONTAINED IN OR GENERATED BY THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND THE SERVICES.

9.	INDEMNIFICATION; INJUNCTIVE RELIEF; LIMITATIONS OF LIABILITY

9.1	Indemnification by CSC
CSC will indemnify, defend and hold harmless Computer Sciences GS, and each of Computer Sciences GS’s controlled Affiliates and Computer Sciences GS’s and its controlled Affiliates’ directors, officers, employees, agents and permitted successors and assigns (“Computer Sciences GS Indemnitees”) from and against any and all Losses incurred by any Computer Sciences GS Indemnitee as a direct result of any claim by a Third Party that is not a Computer Sciences GS Affiliate that Computer Sciences GS’s use of any Improvements to the Licensed Products provided by CSC pursuant to this Agreement infringes or

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misappropriates any U.S. copyright, trademark or trade secret, except to the extent resulting from (i) Computer Sciences GS’s modification of the Licensed Products or combination by Computer Sciences GS of the Licensed Products with other products or services if the Licensed Products would not have been infringing but for such combination or modification, (ii) Computer Sciences GS’s use of such Licensed Products other than as permitted under this Agreement, (iii) Computer Sciences GS’s failure to use an updated non-infringing version of the applicable Licensed Products to the extent Computer Sciences GS was notified that the update cured an infringement, (iv) changes to the Licensed Products made by CSC at the direction of Computer Sciences GS, (v) any open source software included in the Licensed Products or used by Computer Sciences GS or an End User in connection with the Licensed Products, or (vi) any portion of the Licensed Products that is owned by a Third Party.

9.2	Indemnification by Computer Sciences GS
Computer Sciences GS will indemnify, defend and hold harmless CSC, and each of CSC’s Affiliates and CSC’s and its Affiliates’ directors, officers, employees, agents and permitted successors and assigns (“CSC Indemnitees”) from and against any and all Losses incurred by any CSC Indemnitee as a direct result of any claim by a Third Party that is not a CSC Affiliate (a) arising from or relating to Computer Sciences GS’s, Computer Sciences GS Subsidiaries’ or any End User’s use of the Licensed Products, and/or any end user agreement, documentation or representation provided or made by Computer Sciences GS to an End User to the extent such end user agreement, documentation or representation differs from the Licensed Product Sales Materials, Licensed Product Documentation, marketing materials and/or Reseller Agreement provided by CSC or (b) that CSC’s use of any Improvements to the Licensed Products provided by Computer Sciences GS pursuant to this Agreement infringes or misappropriates any U.S. copyright, trademark or trade secret, except to the extent resulting from (i) CSC’s modification of the Licensed Products or combination by CSC of the Licensed Products with other products or services if the Licensed Products would not have been infringing but for such combination or modification, (ii) CSC’s failure to use an updated non-infringing version of the applicable Licensed Products to the extent CSC was notified that the update cured an infringement, (iii) changes to the Licensed Products made by Computer Sciences GS at the direction of CSC, (iv) any open source software included in the Licensed Products or used by CSC or its customers in connection with the Licensed Products or (v) any portion of the Licensed Products that is owned by a Third Party.

9.3	Sole Remedy; Indemnification Procedures

(a)
If any Improvement for which CSC has an indemnification obligation under Section 9.1 becomes, or in CSC’s reasonable opinion is likely to become, the subject of any U.S. copyright, trademark or trade secret infringement or misappropriation claim or proceeding, CSC will, in addition to indemnifying Computer Sciences GS as provided in Section 9.1, promptly take the following actions, at no additional charge to Computer Sciences GS, in the following order of priority: (i) secure the right to continue using the item or (ii) replace or modify the item to make it non-infringing. If neither of such actions can be accomplished by CSC using commercially reasonable efforts, and only in such event, CSC will remove the applicable Improvements and, in full satisfaction of CSC’s obligations with respect to this Section 9.3(a), the applicable Fees will be equitably adjusted to reflect such removal. THIS SECTION 9.3 AND SECTION 9.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF CSC AND THE EXCLUSIVE REMEDY OF COMPUTER SCIENCES GS, ITS AFFILIATES, SUCCESSORS AND ASSIGNS WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED PRODUCTS AND THE SUPPORT SERVICES OR ANY PART THEREOF.

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(b)	All indemnification procedures shall be governed by Section 7.4 of the Master Separation and Distribution Agreement.

9.4	Injunctive Relief
The Parties acknowledge and agree that money damages would not be a sufficient remedy for any breach of Sections 2, 4, or 10 of this Agreement by a Party or any of its Subsidiaries and that the other Party shall, in addition to any other rights it may have at Law or in equity, be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach (and the Party in breach shall not raise the defense of an adequate remedy at Law) without the posting of a bond or other form of assurance or surety.

9.5	Limitation of Liability
EXCEPT WITH RESPECT TO (a) EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 9 WITH RESPECT TO THIRD PARTY CLAIMS, (b) EITHER PARTY’S INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER OR USE OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER IN ANY MANNER OR FOR ANY PURPOSE OR APPLICATION NOT EXPRESSLY PERMITTED BY THIS AGREEMENT, (c) EITHER PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, OR (d) EITHER PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR COSTS, OR FOR LOST OR DAMAGED DATA OR LOSS OF PROFIT OR GOODWILL, WHETHER FORESEEABLE OR NOT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.

10.	CONFIDENTIAL DATA & PROPRIETARY MATERIALS

10.1	Confidential Data, Proprietary Information, and Trade Secrets
All Confidential Information submitted by one Party to the other Party in connection with this Agreement shall be governed by the confidentiality obligations set forth in Section 8.5 of the Master Separation and Distribution Agreement. For purposes of this Agreement, Confidential Information of CSC shall include all CSC Proprietary Items.

10.2	Employees and Sublicensees
Each Party shall require its sublicensees and cause its Affiliates and its and their employees, authorized agents and representatives to comply with the provisions set forth in this Agreement and shall be deemed for purposes of this Agreement to have taken the actions and inactions of the same in connection thereto.

11.	TERMINATION

11.1	Events of Termination
This Agreement may only be terminated if:

(a)	the Parties mutually agree;

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(b)
the other Party is in material breach or default of any of its representations, warranties, covenants or obligations under this Agreement or violates or infringes the Intellectual Property Rights of such Party and which breach, violation or infringement has remained uncured or otherwise unresolved for a period of thirty (30) days or more following that Party’s receipt of written notice regarding such breach; or

(c)
the other Party makes any assignment or assumption for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term, occurs;

and such Party notifies the other Party of its election to terminate this Agreement.

11.2	Effect of Termination or Expiration

(a)
Upon the termination of this Agreement or the expiration of the Term, (i) Computer Sciences GS’s licenses to access and use any Improvements to the Licensed Products and the Licensed Product Items pursuant to Sections 2.1(b), 2.1(d), 2.2(b) and 2.2(d) shall cease and be of no further force or effect and (ii) Computer Sciences GS shall only be entitled to access and use the then-current versions of the Licensed Products and the Licensed Product Items in Computer Sciences GS’s possession.

(b)
Upon the termination of this Agreement, Computer Sciences GS shall immediately return all copies, in any form, of any Confidential Information in its possession or control (or certify to CSC in writing that the same has been destroyed), except the then-current versions of the Licensed Products and the Licensed Product Items in Computer Sciences GS’s possession or control.

(c)
Unless a contrary intention clearly appears, expressions of termination, cancellation or rescission of this Agreement may not be construed as a renunciation or discharge of any claim in damages for an antecedent breach of this Agreement or an obligation incurred prior to the termination or expiration thereof.

11.3	Survival of Terms
Upon the termination of this Agreement or the expiration of the Term for any reason, the following shall survive: (a) any unsatisfied payment obligation or other right or remedy regardless of whether based on prior default or performance or otherwise, (b) any limitation on the scope, manner, method, or location of the exercise of rights in the CSC Proprietary Items, (c) any limitation, exclusion or waiver of warranties, remedy, liability or damages, (d) any obligation of confidentiality, nondisclosure, return of data or materials, or singular obligation to the extent that the obligation was created by the terms of this Agreement, (e) any right for effectuating any of the aforesaid, (f) the right of CSC to receive any and all Improvements made or created from or based on the Licensed Products or any Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date, and (g) the provisions of Sections 2 (except for the right of Computer Sciences GS to receive Improvements pursuant to Sections 2.1(b), 2.1(d), 2.2(b) and 2.2(d) and the option to license Other Products pursuant to Section 2.6, each of which shall not survive), 3, 4, 8, 9, 10, 11 and 12.

12.	GENERAL PROVISIONS

12.1	Further Assurances

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In addition to the actions specifically provided for elsewhere in this Agreement, each Party agrees to execute or cause to be executed and to record or cause to be recorded such other agreements, instruments and other documents, and to take such other action, as reasonably necessary or desirable, to fully effectuate the license grants, assignment, intents and purposes of this Agreement.

12.2	Relationship of the Parties
This Agreement shall not be construed to place the Parties in the relationship of legal representatives, partners, joint venturers or agents of or with each other. No Party shall have any power to obligate or bind the other Party in any manner whatsoever, except as specifically provided herein.

12.3	Amendment
This Agreement may not be modified or amended, except by an agreement in writing signed by each of the Parties.

12.4	Entire Agreement
The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. This Agreement (including the Schedules) and the Master Separation and Distribution Agreement constitute the entire agreement between the Parties related to the subject matter of the Agreement and supersede all prior agreements, discussions and understandings between the Parties related to its subject matter.

12.5	Priority of Agreements
If there is a conflict between any provision of this Agreement and the Master Separation and Distribution Agreement (or any other agreement referred to therein), the provisions of this Agreement will control. If there is a conflict between any provision of this Agreement and a Reseller Agreement that references this Agreement, the provisions of this Agreement will control.

12.6	Assignment
This Agreement shall not be assignable by Computer Sciences GS, in whole or in part, directly or indirectly, without the prior written consent of CSC, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that Computer Sciences GS may assign this Agreement (a) to an Affiliate controlled by Computer Sciences GS, or (b) to a purchaser of all or substantially all of the properties and assets of Computer Sciences GS, in each case so long as such assignee expressly assumes, in a written instrument in form reasonably satisfactory to CSC, the due and punctual performance or observance of every agreement and covenant of this Agreement to be performed or observed on the part of Computer Sciences GS. Notwithstanding the foregoing, because of its personal nature to CSC, the Trademarks License may not be assigned to any Person without the prior written consent of CSC, which consent may be withheld by CSC for any reason in its sole discretion. For the avoidance of doubt, this Agreement shall be assignable by CSC, in whole or in part, directly or indirectly, to any Person without restriction.

12.7	Successors and Assigns

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The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.8	Third Party Beneficiaries
This Agreement is solely for the benefit of the Parties and their respective Affiliates and shall not be deemed to confer upon any Third Party any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement, except that any Computer Sciences GS Indemnitees or CSC Indemnitees shall be intended third-party beneficiaries of Section 9 of this Agreement.

12.9	Notices
All notices, requests, claims, demands and other communications under this Agreement shall be made and delivered in conformity with Section 11.6 of the Master Separation and Distribution Agreement.

12.10	Rules of Construction
This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party. Moreover, drafts of the Agreement and Schedules shall not be taken into account in interpreting, or establishing the nature or limits of, a Party’s rights and obligations hereunder. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Notwithstanding anything herein to the contrary, all rights granted herein and hereby shall be construed so as to permit or require only such action and/or use that is in compliance with Applicable Security Laws and Regulations. Notwithstanding the foregoing, the Parties shall comply with all applicable Export Control Laws and Regulations.

12.11	Title and Headings
Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.12	No Waiver
A Party does not waive any right under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing to exercise any right hereunder. Any waivers granted hereunder are effective only if recorded in a writing signed by the Party granting such waiver.

12.13	Severability
If any provision of this Agreement is determined by any court or Governmental Entity to be unenforceable, the Parties intend that this Agreement be enforced as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced to the extent that they are enforceable.

12.14	Governing Law; Jurisdiction
This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common Law, statute or otherwise) shall in all

28

respects be governed by and construed in accordance with the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any choice-of-law or conflict of law principles that might lead to the application of the Laws of any other jurisdiction. Subject to the provisions of Section 9 of the Master Separation and Distribution Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Fairfax County Circuit Court and any appeals courts thereof or (b) the United States District Court for the Eastern District of Virginia and any appeals courts thereof (the courts referred to in clauses (a) and (b), the “Virginia Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Section 9 of the Master Separation and Distribution Agreement or to prevent irreparable harm, and to the non-exclusive jurisdiction of the Virginia Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.6 of the Master Separation and Distribution Agreement shall be effective service of process for any action, suit or proceeding in the Virginia Courts with respect to any matters to which it has submitted to jurisdiction in this Section 12.14. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Virginia Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.15	Dispute Resolution
The procedures set forth in Section 9 of the Master Separation and Distribution Agreement shall apply to the resolution of all disputes arising under this Agreement.

12.16	Specific Performance
From and after the Effective Date, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement that is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Effective Date, the remedies at Law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at Law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

12.17	Counterparts
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.
[Signature Page Follows]

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SIGNATORY
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTER SCIENCES CORPORATION
By:
Name:
Title:
COMPUTER SCIENCES GOVERNMENT SERVICES INC.
By:
Name:
Title:

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SCHEDULE 1.1(vv)
LICENSED PRODUCTS

Licensed Product	Entire Licensed Product may be sublicensed to End Users	Third Party software (including Open Source) and/or Third Party services that are required for Licensed Product must be licensed directly by Computer Sciences GS	License to Source Code is provided to Computer Sciences GS	Updates of entire Licensed Product will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Licensed Products Documentation is provided; updates will be provided with product releases	License to Licensed Product Specifications is provided; updates will be provided with product releases	License to Licensed Product Sales Materials is provided; updates will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	Licensed Product Sales Materials licensed by CSC will include pricing information	Licensed Product Configuration Software may be used for internal use and sublicensed to End Users	Licensed Product Configuration Software is for internal use only; it may be used to provide services to End Users, but not sublicensed to End Users	Updates of Licensed Product Configuration Software will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Source Code for the Licensed Product Configuration Software is provided	Technical Support of Licensed Product provided by CSC	Notes
Note: If CSC is not licensing the entire Licensed Product to Computer Sciences GS (see Column B), CSC will be licensing one or more Licensed Product Items (see Columns F through M)
I. Resale Products
CSC Agility Platform	Yes	No	No	Yes	Yes	Yes	Yes	Yes	N/A	N/A	N/A	N/A	See Reseller Agreement
II. NPS-Developed Products
VirtualShip	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes	N/A	N/A	N/A	N/A	None
Yatri	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes	N/A	N/A	N/A	N/A	None
CVATS	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes	N/A	N/A	N/A	N/A	None
Unless otherwise agreed-upon by the Parties in writing, Computer Sciences GS will continue to use CVATS to support the Visa Application Services Agreement between CSC Canada and the Canadian Government and any extensions thereof.

1

Licensed Product	Entire Licensed Product may be sublicensed to End Users	Third Party software (including Open Source) and/or Third Party services that are required for Licensed Product must be licensed directly by Computer Sciences GS	License to Source Code is provided to Computer Sciences GS	Updates of entire Licensed Product will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Licensed Products Documentation is provided; updates will be provided with product releases	License to Licensed Product Specifications is provided; updates will be provided with product releases	License to Licensed Product Sales Materials is provided; updates will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	Licensed Product Sales Materials licensed by CSC will include pricing information	Licensed Product Configuration Software may be used for internal use and sublicensed to End Users	Licensed Product Configuration Software is for internal use only; it may be used to provide services to End Users, but not sublicensed to End Users	Updates of Licensed Product Configuration Software will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Source Code for the Licensed Product Configuration Software is provided	Technical Support of Licensed Product provided by CSC	Notes
CSC Background Investigation System (CBIS)(a variant of i2MS)	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Pricing Information Only	Yes	N/A	N/A	N/A	N/A	None
i2MS	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes	Not currently applicable	N/A	N/A	N/A	N/A	None
Risk Manager	Yes	Yes	Yes	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	Yes Updates provided by Computer Sciences GS but owned by CSC and licensed to Computer Sciences GS	No	No	N/A	N/A	N/A	N/A	None
III. Other
FuturEdge	No	Yes	No	No	No	No	Yes	No	No	No	No	No	None
MyWorkStyle	No	Yes	No	No	Starter Forms Only	Yes	Yes	Yes	Yes See Notes	N/A	Yes	No	None
Computer Sciences GS will build its own offering based on the Configuration Software and Specifications provided by CSC. The Configuration Software will be provided to End Users and/or used internally only depending on how Computer Sciences GS constructs the offering. All Third-Party software will be licensed directly by Computer Sciences GS. Sales Materials, etc. will be provided if and when part of the general commercial release.

2

Licensed Product	Entire Licensed Product may be sublicensed to End Users	Third Party software (including Open Source) and/or Third Party services that are required for Licensed Product must be licensed directly by Computer Sciences GS	License to Source Code is provided to Computer Sciences GS	Updates of entire Licensed Product will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Licensed Products Documentation is provided; updates will be provided with product releases	License to Licensed Product Specifications is provided; updates will be provided with product releases	License to Licensed Product Sales Materials is provided; updates will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	Licensed Product Sales Materials licensed by CSC will include pricing information	Licensed Product Configuration Software may be used for internal use and sublicensed to End Users	Licensed Product Configuration Software is for internal use only; it may be used to provide services to End Users, but not sublicensed to End Users	Updates of Licensed Product Configuration Software will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Source Code for the Licensed Product Configuration Software is provided	Technical Support of Licensed Product provided by CSC	Notes
Enterprise Service Management (using ServiceNow)	No	Yes	No	No	Yes	Yes	Yes	Yes	Yes See Notes	N/A	Yes	No	None
Computer Sciences GS is already building its own ServiceNow Blueprints (part of Configuration Software). Computer Sciences GS will provide Blueprints to CSC upon CSC's request in accordance with rights to Improvements. Computer Sciences GS will determine if blueprints will be sublicensed to End Users or used only internally based on its offering.

Horizon	No	Yes	No	No	Yes	Yes	Yes	Yes	Yes (CSC usually sells the service only)	N/A	Yes	No	CSC will provide Tier 2 technical support. If requires escalation to third-party vendor, will send ticket back to Computer Sciences GS
Computer Sciences GS will build its own offering based on the Configuration Software and Specifications provided by CSC. The Configuration Software will be provided to End Users and/or used internally only depending on how Computer Sciences GS constructs the offering. All Third-Party software will be licensed directly by Computer Sciences GS. Sales Materials, etc. will be provided if and when part of the general commercial release.

Current product is being changed due to changes in contract with Third-Party vendor.

A-10	No for internal use only	Yes (platform requirements)	No	Yes	No	Yes	No	No	No	No	No	No	Email support included in system
PM-10	No for internal use only	Yes (platform requirements)	No	Yes	No	Yes	No	No	No	No	No	No	Email support included in web-based system	CSC will be moving P-10 to same platform as A-10 within 6 months of the Effective Date. Until then, spreadsheet version is available for use by Computer Sciences GS.
Catalyst	No	Yes (as necessary to view data, etc.)	No	No	No	Yes	No	No	N/A	N/A	N/A	N/A	None	Current version of Catalyst has already been delivered to Computer Sciences GS. CSC will provide updates to Specifications only to the extent they continue to reside in Catalyst.

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Licensed Product	Entire Licensed Product may be sublicensed to End Users	Third Party software (including Open Source) and/or Third Party services that are required for Licensed Product must be licensed directly by Computer Sciences GS	License to Source Code is provided to Computer Sciences GS	Updates of entire Licensed Product will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Licensed Products Documentation is provided; updates will be provided with product releases	License to Licensed Product Specifications is provided; updates will be provided with product releases	License to Licensed Product Sales Materials is provided; updates will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	Licensed Product Sales Materials licensed by CSC will include pricing information	Licensed Product Configuration Software may be used for internal use and sublicensed to End Users	Licensed Product Configuration Software is for internal use only; it may be used to provide services to End Users, but not sublicensed to End Users	Updates of Licensed Product Configuration Software will be provided if and when made available in accordance with CSC’s release schedule for the Licensed Product	License to Source Code for the Licensed Product Configuration Software is provided	Technical Support of Licensed Product provided by CSC	Notes
BizCloud	No	Yes	No	No	Yes	Yes	Yes	Yes	Yes	No	Yes	No	Yes as provided to other CSC clients, except that Computer Sciences GS will escalate to applicable Third Party vendors
Hybrid Cloud	No	Yes	No	Yes	Yes	Yes	Yes	Yes	No	Yes (installed with Hybrid Cloud components but for internal use only)	Yes	No	Yes as provided to other CSC clients, except that Computer Sciences GS will escalate to applicable Third Party vendors
Flame	No Tool for Internal Use Only	Yes	Yes	Yes	No	No	No	No	N/A	N/A	N/A	N/A	None	CSC & Computer Sciences GS will provide Improvements to each other.
SoAssure	No	Yes	No	No	No	Yes (to the extent resides in Catalyst)	Yes	No	N/A	N/A	N/A	N/A	None
Note: All updates referenced in the table above are provided only during the Term of the Agreement.
In addition to the Licensed Products listed in the table above, Computer Sciences GS shall have rights in and to the CSC Intellectual Property embodied in or used for the Licensed Products listed in the table below as they exist as of the Effective Date. Some of the additional Licensed Products listed in the table below are a group of products and/or services, each of which may include a different set of Licensed Product Items. For such additional Licensed Products listed in the table below, updates will be provided to the products and/or services in existence as of the Effective Date, but will not include new products and/or services added to the group. In accordance with the delivery process agreed by the Parties pursuant to Section 7.1(c) of the Agreement, CSC will provide the Licensed Products Specifications for each additional Licensed Product listed in the table below to the extent they exist as of the Effective Date and including any updates during the Term. Computer Sciences GS’ rights in and to such Licensed Product Specifications are subject to the rights of any Third Party in and to such additional Licensed Products and do not include CSC legal, financial or other information that cannot properly be shared with Computer Sciences GS.

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At the request of Computer Sciences GS, CSC will provide Computer Sciences GS with the other Licensed Product Items, as applicable, for each additional Licensed Product listed in the table below. Upon such request, CSC will provide an amendment to this Schedule 1.1(vv) adding the additional Licensed Products to the table above in order to identify the Licensed Products Items being provided to Computer Sciences GS for each additional Licensed Product listed in the table below and to provide the further information given in the table above. In the event any additional Licensed Product is added to “Section I. Resale Products” in the table above, CSC will provide the additional terms required for the resale of such additional Licensed Product to End Users. For the avoidance of doubt, the Parties agree that none of the additional Licensed Products listed in the table below are or will be classified as NPS Developed Products.
For all additional Licensed Products listed in the table below, Third Party software (including Open Source) and/or Third Party services that are required for such products must be licensed directly by Computer Sciences GS.

Additional Licensed Products
CSC Product Organization	Product Family	Product
EBG	Big Data & Analytics	CSC Analytics as a Service
EBG	Big Data & Analytics	CSC Big Data Analytics Insights
EBG	Big Data & Analytics	CSC Big Data Platform as a Service
EBG	Big Data & Analytics	CSC Big Data Platform Innovation
EBG	Big Data & Analytics	CSC Big Data Strategy
EBG	Cloud	CSC BizCloud HC
EBG	Cloud	Cloud Migration Services
EBG	Cloud	CloudCompute
EBG	Cybersecurity	Business Continuity - Disaster Recovery
EBG	Cybersecurity	Cyber Application Security Services
EBG	Cybersecurity	Cyber Cloud Security Services
EBG	Cybersecurity	Cyber Endpoint Security Services
EBG	Cybersecurity	Cyber Identity and Access Management
EBG	Cybersecurity	Cyber Network Security Services
EBG	Cybersecurity	Cyber Risk Management Centers
EBG	Cybersecurity	Security Testing Certification Laboratories
EBG	Mobility & Social	Mobile Managed Services
EBG	Mobility & Social	Mobile Solution Development
EBG	Mobility & Social	Mobile Strategy Services
GBS	Application Services	Application Development: Application Development Services
GBS	Application Services	Application Development: Cloud Development Services

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Additional Licensed Products
GBS	Application Services	Application Management: Application Management Services
GBS	Application Services	Application Management: Database Management Services
GBS	Application Services	Application Management: Enterprise Solutions Management
GBS	Application Services	Application Management: Performance Engineering Services
GBS	Application Services	Application Management: Platform Management Services
GBS	Application Services	Application Management: App Store
GBS	Application Services	Application Modernization: Migration Services
GBS	Application Services	Application Modernization: Portfolio Rationalization Services
GBS	Application Services	Testing Services: Application Testing Services
GBS	Application Services	Testing Services: Emerging Technology Testing
GBS	Application Services	Testing Services: ERP Testing: Enterprise Solutions Testing
GBS	Application Services	Testing Services: Performance and Cloud Testing Services
GBS	Application Services	Testing Services: Infrastructure & Certification Testing
GBS	Application Services	Testing Services: Test Consulting Services
GBS	Application Services	Fruition SIAM Services
GIS	LAN, Storage and Compute Platform	Managed Mainframe Services
GIS	LAN, Storage and Compute Platform	Managed Storage Services
GIS	LAN, Storage and Compute Platform	Midrange Services Virtualized
GIS	LAN, Storage and Compute Platform	CSC Project Services – Platform
GIS	LAN, Storage and Compute Platform	Storage as a Service – Archive
GIS	LAN, Storage and Compute Platform	Storage as a Service – Recover
GIS	LAN, Storage and Compute Platform	Storage as a Service – Store
GIS	LAN, Storage and Compute Platform	Fixnetix Low Latency Infrastructure
GIS	Service Management	Asset and Configuration Management
GIS	Service Management	Operational Service Management
GIS	Service Management	Service Request Management
GIS	Workplace	Enterprise Print Solutions
GIS	Workplace	Enterprise Service Desk
GIS	Workplace	Local Support
GIS	Workplace	PC Backup-Restore Service
GIS	Workplace	Telepresence as a Service
Internal IP	N/A	Global Business Processes: Finance & Accounting
Internal IP	N/A	Global Business Processes: Risk, Issue, & Opportunity Management
Internal IP	N/A	Global Business Processes: Human Resources

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Additional Licensed Products
Internal IP	N/A	Global Business Processes: Sales Operations
Internal IP	N/A	Global Business Processes: Global Health and Safety
Internal IP	N/A	Global Business Processes: Global Environmental Management
Internal IP	N/A	Expert Development Programs: Distinguished Architects and Engineers Program
Internal IP	N/A	Expert Development Programs: Specialty training via the Catalyst Virtual Academy
Note: All Licensed Products listed on this Schedule 1.1(vv) are not necessarily generally available for licensing.

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SCHEDULE 1.1(nnn)
RESTRICTED IP

1.	CR Family;

2.	SF Family;

3.	Airborne platform weaponization systems engineering methods;

4.	Non-standard aircraft systems engineering methods; and

5.	Select cyber tools.

SCHEDULE 2.5(a)
LICENSED MARKS

1.	CSGOV – solely as permitted in accordance with Section 2.5 of this Agreement;

2.	COMPUTER SCIENCES GOVERNMENT SERVICES – solely as permitted in accordance with Section 2.5 of this Agreement;

3.	COMPUTER SCIENCES GS – solely as permitted in accordance with Section 2.5 of this Agreement;

4.COMPUTER SCIENCES – solely as permitted in accordance with Section 2.5 of this Agreement;

5.CSC – solely as permitted in accordance with Section 2.5 of this Agreement;

6.	CSC AGILITY PLATFORM – solely in connection with marketing and selling the Licensed Product CSC Agility, and distributing the Applicable Licensed Product Items for CSC Agility;
7.VirtualShip and – solely in connection with the Applicable Licensed Product Items;

8.	YATRI – solely in connection with the Applicable Licensed Product Items;

9.	CVATS – solely in connection with the Applicable Licensed Product Items;

10.	CBIS – solely in connection with the Applicable Licensed Product Items;

11.	I2MS – solely in connection with the Applicable Licensed Product Items;

12.	FuturEdge – solely in connection with providing, marketing, and selling application modernization services;

13.
CSC MYWORKSTYLE – solely in connection with providing, marketing, and selling the same set of third-party and CSC communication, collaboration, mobility, infrastructure, security, social, and other tools, software, and services provided, marketed, and sold at such time by CSC under CSC’s then-current use of the CSC MYWORKSTYLE mark, compliance with such limitation to be determined by CSC;

14.
HORIZON – solely in connection with the Applicable Licensed Product Items and in connection with providing, marketing, and selling the same set of CSC and third-party components provided, marketed, and sold at such time by CSC under CSC’s then-current use of the HORIZON mark, compliance with such limitation to be determined by CSC;

15.	A-10 – solely in connection with the Applicable Licensed Product Items for internal human resources career tracking projection purposes;

16.	P-10 – solely in connection with the Applicable Licensed Product Items for internal human resources career tracking projection purposes;

17.	CATALYST – solely in connection with the Applicable Licensed Product Items to refer to information contained in the knowledge repository known as “Catalyst”;

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18.
CSC BizCloud – solely in connection with providing, marketing, and selling the same set of third-party and CSC infrastructure, monitoring, security and other tools, software and services provided, marketed, and sold at such time by CSC under CSC’s then-current use of the CSC BizCloud mark, compliance with such limitation to be determined by CSC;

19.	FLAME – solely in connection with the Applicable Licensed Product Items in connection with a tool used in providing automated software testing services;

20.	SOAsure – solely in connection with the Applicable Licensed Product Items in connection with consulting and professional services for integrating applications in a client environment;

21.	csgov.com;

22.	csgovserv.com;

23.	csgsus.com; and

24.	csgsweb.com.

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SCHEDULE 2.9(a)
WRITTEN PROPRIETARY ITEM USAGE CONSENT PROCEDURE
Written consent as required by Section 2.9(a) of this Agreement shall be sought in the following manner:

1.
An email addressed to [IP.administrator@cscportal.onmicrosoft.com], return receipt required, shall be sent with a “Subject” identification of “CSC Proprietary Item Usage Consent Request” and containing following required information:

a.	The Contract Solicitation Number or Contract Number.

b.	A brief description of the products and services required by the Solicitation/Contract and an identification of the end user(s).

c.	The applicable Solicitation/Contract patent and data rights provisions:

FAR 52.227-1 ☐	DFARS 252.227-7013 ☐
FAR 52.227-11 ☐	DFARS 252.227-7014 ☐
FAR 52.227-13 ☐	DFARS 252.227-7015 ☐
FAR 52.227-14 ☐	DFARS 252.227-7020 ☐
FAR 52.227-17 ☐	DFARS 252.227-7022 ☐
FAR 52.227-19 ☐
Other: _______________________________________________________

2.
If any Intellectual Property Rights other than those Intellectual Property Rights in existence on the Effective Date of the Agreement and made or created in connection with NPS-Developed Products will be used in the performance of the Solicitation/Contract, then the email shall include the following additional information:

a.	Identify the CSC Proprietary Items that GS will or may use, modify, enhance, disclose or deliver under the Solication/Contract.

b.	Identify the rights in technical data and software that were or will be asserted by Computer Sciences GS to CSC Proprietary Items.

c.
If rights other than Limited Rights, Restricted Rights or Commercial Rights will not be asserted to all technical data and software (as those terms are defined by the Applicable Security Laws and Regulations) associated with CSC Proprietary Items, provide a brief statement of why such course is reasonable.

d.	Whether the Solicitation/Contract, or any portion thereof, is classified or subject to DFARS 252.204-7000

3.
Computer Sciences GS shall request in its email that CSC’s decision on whether it will consent to the Computer Sciences GS course of action as set forth therein be issued within __ days. CSC will make a

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good faith effort to issue its decision within the requested time but the actual days required to reach a conclusion in each particular case may vary.

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EXHIBIT A
FORM OF CSC AGILITY RESELLER AGREEMENT

RESELLER AGREEMENT

This Reseller Agreement (this “Agreement”) dated this              day of                 , 2015 (the “Effective Date”) by and between

(a)	Computer Sciences Corporation, a Nevada corporation (“CSC”); and

(b)	[Reseller], a (“ ” or “Reseller”).

(each a “Party” and collectively, the “Parties”)

1.0	Definitions; Order of Precedence

1.1	All capitalized terms are defined in Exhibit A – Definitions.

1.2	This Agreement includes the following Exhibits attached hereto:

Exhibit A – Definitions

Exhibit B – List of Licensed Software

Exhibit C – Rules of Engagement

Exhibit D – User Terms and Conditions
Attachment D.1 – Software License Order

Exhibit E -- Maintenance and Support Order

1.3	In the event of a conflict, the following order of precedence will control in the order listed:

(a)	An Order executed by Reseller and CSC

(b)	An Attachment to an Exhibit to this Agreement

(c)	An Exhibit to this Agreement

(d)	This Agreement

1.4	Any terms not defined herein shall have the same meaning as in the IP Matters Agreement.

2.0	Term

The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years (the “Term”). If the IP Matters Agreement is extended for an additional term of five (5) years, this Agreement shall automatically extend for the same five (5) year period. In addition, upon expiration of the Term, this Agreement may be renewed or extended by mutual agreement of the Parties.

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3.0	Appointment As Reseller

3.1
Appointment as Reseller. Until this Agreement is terminated in accordance with Section 21.0, CSC (i) appoints Reseller as a reseller of the Licensed Software on a non-exclusive basis in the Territory (except as otherwise provided in the IP Matters Agreement) in accordance with the terms of this Agreement, and (ii) grants Reseller the right to Sell, Demonstrate and grant licenses for Evaluations of the Licensed Software to the End User(s) in the Territory.

3.2
License Grant. Until this Agreement is terminated in accordance with Section 21.0, and subject to the terms and conditions of this Agreement, with respect to the Licensed Software, CSC hereby grants to Reseller a non-exclusive (except as otherwise provided in the IP Matters Agreement) license to:

(i)	exercise the rights granted under the CSC Agility License in the IP Matters Agreement;

(ii)
use the Licensed Software for Reseller’s internal use in accordance with (i) an executed CSC Agility Platform Software License Order and, if applicable, an executed CSC Agility Platform Maintenance and Support Order for such use, and (ii) all provisions of the CSC Agility Platform End User Terms as stated in Exhibit D;

(iii)	distribute CSC-provided copies of the Licensed Software solely to End User(s) in the Territory;

(iv)	use and Sell the Documentation and use the marketing materials provided by CSC in connection with such Licensed Software, solely in support of Reseller’s authorized uses of the Licensed Software;

(v)
install and run a reasonable number of copies of Licensed Software on equipment belonging to Reseller for the sole purpose of Reseller’s staff being able to Demonstrate the Licensed Software to potential End Users; and

(vi)
authorize a third-party reseller, on a non-exclusive basis only, to Sell Licensed Software, Support Services and Documentation to End User(s) in accordance with (ii), (iii) and (iv) above and the terms of this Agreement.

3.3	Restrictions. Reseller may not, except as expressly provided in this Agreement or the IP Matters Agreement:

(i)	copy the Licensed Software for any reason other than internal archival purposes;

(ii)
modify, decompile, disassemble or reverse engineer or otherwise attempt to derive, obtain or modify the source code to, write or develop any derivative software based upon the Licensed Software, or sell, rent, lease, license, sublicense, copy, reproduce, disclose or transmit the Licensed Software or any portion thereof, or permit any third party to do any of the foregoing, for any purpose whatsoever; or

(iii)
sublicense its rights to the Licensed Software as set forth in Section 3.2 and/or its right to Sell the Licensed Software or Documentation under this Agreement except as provided in Section 3.2(v) above.

3.4
Business Code of Ethics and Compliance. For purposes of this section, “Covered Person” is defined to include any individual who, to the knowledge of Reseller or CSC, as applicable: (1) holds an official governmental position; (2) is a political party official; (3) is a candidate for public office; (4) is an official of a public international organization (such as the World Bank, International Monetary Fund, World Health Organization, United Nations, or World Trade Organization); (5) is a director, officer or employee of a state-owned enterprise; or (6) is closely related (for example, through family, business, personal, or other connections) to any of the foregoing.

Neither Reseller nor any employee of Reseller, nor CSC nor any employee of CSC, has offered, paid, promised or authorized the payment or gift of anything of value, directly or indirectly, to any Covered Person for the purpose of: (A) influencing any act or decision of any Covered Person, government, government agency or government-owned or controlled entity, in order to obtain or retain business in any way related to the Agreement; (B) directing business to CSC or to any person or entity in any way related to the Agreement; or (C) securing any improper business advantage

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relating to the Agreement, including, without limitation, any regulatory action to the advantage with respect to the Agreement. Neither Reseller nor any Reseller employee, nor CSC nor any employee of CSC, has offered, paid, promised or authorized the payment or gift of anything of value to any person, while knowing or being aware of a likelihood that such money or thing of value would be offered, paid, given or promised, to any Covered Person for any purpose described in provisions (A) through (C) above. Reseller and its employees and agents and CSC and its employees and agents will refrain from conduct identified in this section in the future with respect to the Agreement. Neither CSC nor the Reseller is owned or controlled, in whole or in part, by a governmental entity or a Covered Person as defined above.

3.5
Except as otherwise provided in the IP Matters Agreement or the Master Separation and Distribution Agreement, CSC reserves the right in its sole discretion, both inside and outside the Territory, to (i) to market and license the Licensed Software anywhere in the world using its own personnel, independent sales representatives or any other distribution channels, and (ii) to appoint any entity as a dealer, distributor, reseller or agent of the Licensed Software anywhere in the world.

4.0	Code Delivery

4.1	CSC is responsible for providing Reseller with a means of downloading or otherwise obtaining a copy of the Licensed Software for each license sold.

4.2
Reseller shall obtain from CSC a separate copy of the Licensed Software for each software license sold by Reseller to an End User. Reseller shall not reproduce the Licensed Software for distribution to its End Users.

4.3	Upon request by Reseller, CSC shall supply the CSC Software directly to the End User on Reseller’s behalf.

5.0	Terms of Resale

Selling the Licensed Software shall be subject to the following:

(a)
All agreements for the provision of the Licensed Software shall be entered into between Reseller and the applicable End User (the “Reseller End User Agreement”). CSC’s obligations and liabilities to Reseller shall be limited to those set out in this Agreement. Reseller shall have no authority to bind or obligate CSC under the terms of the Reseller End User Agreement. The Licensed Software will be licensed to the End Users under the CSC brand in accordance with CSC’s branding guidelines as provided to Reseller in writing from time to time.

(b)
For its own internal use of the Software and for each End User and/or additional order for such End User, CSC and Reseller will enter into (i) a CSC Agility Platform Software License Order substantially in the form of Attachment E-1, and (ii) if required, a CSC Agility Platform Maintenance and Support Order substantially in the form of Exhibit E, for the Instances, Cloud Adapters and the number of Licensed Virtual Machines requested by the End User.

(c)
Reseller shall ensure that End Users accept and agree to be bound by the User Terms. In addition, the terms of the Reseller End User Agreement shall be no less protective of CSC than the terms of this Agreement applicable to the Licensed Software. Reseller shall be solely responsible for any amendments or variations made by Reseller to the User Terms, Documentation or marketing materials in the documents and information provided by Reseller to End Users and for the terms of any maintenance and support agreement related to the Licensed Software entered into with an End User.

(d)	Except as expressly provided in this Agreement, all costs relating to Selling the Licensed Software shall be borne by Reseller.

(e)
Reseller shall not export, re-export or disclose, directly or indirectly, the Licensed Software or related technical information, documents or materials (or any direct product thereof) in contravention of US export laws or applicable local laws.

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(f)	Reseller is solely responsible for establishing the prices it charges to End Users for the Licensed Software.

(g)	Except as expressly permitted by this Agreement or the IP Matters Agreement, Reseller shall not, nor shall it give permission to any third party, to:

(i)    copy the Licensed Software or any portion thereof; or

(ii)	translate, modify, adapt, enhance, extend, decompile, disassemble or reverse engineer the Licensed Software or any portion thereof.

(h)
Reseller shall promptly notify CSC in writing of any breaches of the User Terms that may come to its attention, provide CSC with all information within its knowledge regarding such circumstance and assist CSC in all steps deemed necessary by CSC, including terminating the Reseller End User Agreement of the End User who has breached the User Terms.

(i)	Without limiting the applicability of the IP Matters Agreement, Sections 2.7(d) and 2.9(b) of the IP Matters Agreement shall apply to all sales to End Users.

6.0	Marketing

6.1	Reseller shall actively market and promote the applicable Licensed Software within the Territory with all due care and diligence.

6.2	Each Party shall be responsible for carrying out the marketing obligations set forth in Exhibit C at its own cost and expense.

6.3
Reseller is responsible for Localizing all marketing materials, Documentation and the User Terms to be used in the Territory, including obtaining and making all translations and other changes appropriate for the Territory, at the cost and expense of Reseller. Reseller shall obtain prior written consent from CSC Offering Management for the CSC Agility Platform before beginning such Localization; such consent shall not be unreasonably withheld. As part of such approval, CSC may provide Reseller with translations of the Documentation and the User Terms in the relevant language that have been previously approved by CSC.

6.4	Reseller agrees that –

(a)
no modifications or derivatives of the Documentation or CSC-provided marketing materials, including translations, shall be created without CSC’s prior written consent as set forth in Section 6.3 above;

(b)	it shall not use any Documentation or marketing materials in relation to the Licensed Software except those supplied or approved by CSC; and

(c)	it shall not at any time use the Documentation or marketing materials, or any part thereof, for any purpose other than for the purposes expressly permitted by this Agreement.

6.5
Subject to the provisions of Sections 6.3 and 6.4, CSC hereby grants Reseller a license to (i) reproduce the Documentation and marketing materials, (ii) make derivative works of the Documentation solely as necessary to incorporate the Documentation into the Reseller End User Agreement, and (iii) distribute the Documentation and marketing materials to End Users, as necessary to market and Sell the Licensed Software and enable End Users to use the Licensed Software in accordance with this Agreement.

7.0	Trademarks

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7.1
CSC grants Reseller a license to use CSC’s trademarks, trade names, product names and service marks (“CSC Trademarks”) in connection with marketing and Selling the Licensed Software in accordance with the provisions of the IP Matters Agreement.

8.0	Ordering Procedures

8.1	Reseller shall comply with the ordering procedures described in Exhibit C.

9.0	Changes

9.1
CSC shall have the right to modify and otherwise update the User Terms by providing to Reseller an updated version of the User Terms reflecting the changes. Upon receipt of the updated User Terms, Reseller shall provide copies of such terms to the End Users, and Reseller shall require that each End User, including existing End Users, agree to the updated User Terms as a condition to the continuous provision of the Licensed Software to the End Users.

10.0	Support and Training

10.1	Reseller shall be solely responsible for providing first level help desk support to End Users.

10.2	CSC will provide Platinum level Support Services to Reseller for its internal use of the Licensed Software.

10.3	In accordance with the applicable executed Maintenance and Support Order, CSC shall provide the following Support Services to Reseller:

(a)	second and third level help desk support to designated Reseller technical personnel, and

(b)	maintenance releases.

10.4	CSC shall provide:

(a)
training to Reseller’s personnel as generally provided to resellers of CSC Agility Platform for the Selling and marketing of the Licensed Software by Reseller to End Users. CSC will be responsible for travelling expenses only if incurred by CSC’s personnel for purposes of such training. All other training costs and expenses, including the costs of making the necessary facilities and equipment available and travelling expenses of Reseller’s personnel shall be borne by Reseller; and

(b)	access to the Documentation and marketing materials to be used by Reseller for purposes of Selling and marketing the Licensed Software to End Users in accordance with the terms of this Agreement,

10.5
In the event that Reseller fails to perform its support obligations to End Users as set forth in this Agreement and the executed CSC Agility Platform Maintenance and Support Orders, CSC shall have the right, but not the obligation, to provide support directly to End Users to the extent that Reseller’s failure affects the performance of CSC’s obligations under this Agreement. In such case, CSC may charge Reseller CSC’s then-current standard fees for such support.

11.0	Insurance

11.1
Reseller shall, throughout the term of this Agreement and any extensions thereof, and for a period of twenty-four (24) months following expiry or termination of this Agreement, maintain in full force and effect at its sole cost and expense, the following insurance coverage:

(a)
Commercial General Liability insurance, including but not limited to, liability for property damage, bodily injury (including death), personal or advertising injury, employers’ liability, contractual liability, and non-owned automobile liability. Coverage must be occurrence based, and provide limits of not less than one (1) million US dollars (US$1,000,000) per occurrence; and

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(b)	Workers Compensation insurance as required under applicable Legislation.

11.2
Such insurance coverage shall be provided by an insurance company rated a minimum of A-, X by A.M. Best and otherwise authorized to underwrite in the Territory. The insurance policy under Section 11.1(a) shall name CSC as an additional insured.

12.0	Governance

12.1	Each Party agrees to manage this Agreement in accordance with the governance structure more specifically detailed in Exhibit C.

13.0	Fees

For the Term of this Agreement, fees for the Licensed Software, including maintenance and support, are as stated in the IP Matters Agreement. Any additional services, such as installation and configuration services, development of new Cloud Adapters and training, shall be provided under a separate professional services agreement at fees to be negotiated between the Parties.

14.0	Intellectual Property Rights

CSC (or its licensors) shall retain ownership of all Intellectual Property Rights in and relating to the Licensed Software, Documentation and marketing materials. The Licensed Software constitutes trade secrets, information and data proprietary to and copyrighted by CSC. Reseller acknowledges and agrees that unauthorized disclosure, use or copying of the Licensed Software will cause CSC serious loss or damage. Any customizations, enhancements, improvements, translations, derivative works or other modifications of the marketing, Documentation and/or Licensed Software made by Reseller shall be treated as Improvements under the IP Matters Agreement. Any such Improvements shall belong to CSC and CSC shall have all right, title and Intellectual Property Rights in and to such Improvements.

15.0	Confidentiality

15.1
“Confidential Information” means information disclosed by a Party in connection with this Agreement which if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate that it is confidential or proprietary in nature or should reasonably be considered to be confidential given the circumstances of the disclosure and/or the nature of the information. The Parties agree that the receiving Party shall not publish or otherwise disclose, and shall not use for any purpose, any Confidential Information furnished to it by the other Party pursuant to this Agreement, except as set forth in this Section15.0. Notwithstanding the foregoing, Confidential Information shall not include information that:

(i)	is already known to the receiving Party at the time of disclosure;

(ii)	is independently developed by the receiving Party without use of or reference to the Confidential Information of the disclosing Party;

(iii)	is or becomes publicly available other than by any breach of the receiving Party’s obligations; or

(iv)	is lawfully disclosed to the receiving Party without an obligation of confidentiality.

15.2
Notwithstanding the provisions of Section 15.1 above, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to comply with applicable governmental laws, regulations, or orders; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information, it will, to the extent it may legally do so, give reasonable advance notice to the latter Party of such disclosure sufficient to give the disclosing Party an opportunity to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

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15.3
Reseller may disclose CSC’s Confidential Information to End Users as necessary to market and Sell the Licensed Software and enable End Users to use the Licensed Software in accordance with this Agreement, provided that such End Users are under confidentiality obligations substantially similar to those in this Agreement.

15.4
CSC may disclose certain Confidential Information to CSC’s third-party suppliers, subject to an obligation of confidentiality, solely as necessary to (i) perform back-office functions and/or administrative services; (ii) obtain information specifically requested by Reseller, or (iv) as necessary to comply with legal and/or accounting requirements.

15.5
Neither Party shall remove any trademark, trade name, copyright notice, patent marking, confidentiality, or other proprietary rights notice or marking from any materials provided to it by the other Party in connection with this Agreement.

16.0	Data Protection.

Notwithstanding anything to the contrary in Section 15.0 above, CSC’s entire obligation with respect to Data is set forth in this Section 16.0. CSC will comply with data protection legislation to the extent such legislation applies to the services provided under this Agreement and/or to CSC as a software provider. CSC will also maintain and enforce the then-current standard CSC security policies and standards applicable to the services provided under this Agreement as practiced at the CSC service locations from which CSC is providing the services. As between Reseller and CSC, Reseller is solely responsible for the security of Data. Reseller, at its own cost and expense, is solely responsible for obtaining and maintaining all government and third-party consents and/or approvals (including without limitation from End Users) that are required for CSC to access, store and/or otherwise process your Data to the extent necessary to fulfill CSC’s obligations under this Agreement.

18.0	Warranties

18.1	Each Party represents and warrants to the other that –

(a)	it has the right and power to enter into this Agreement and to fulfill its obligations hereunder; and

(b)
entering into, and performance of its obligations under, this Agreement does not and will not violate, and is not inconsistent with, any agreements between such Party and any third parties or any applicable laws or regulations.

18.2
Except as provided in the User Terms and Section 18.1, CSC TO THE MAXIMUM EXTENT ALLOWED BY LAW DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE LICENSED SOFTWARE AND THE SUPPORT SERVICES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

19.0	Indemnification

The Parties’ respective indemnification obligations are as set forth in the IP Matters Agreement.

20.0	Limitation of Liability

The limitation of liability procedures are as set forth in the IP Matters Agreement.

21.0	Termination

21.1
Either Party may terminate this Agreement for cause upon written notice to the other Party if the other Party fails to cure a material breach of the Agreement within thirty (30) days after receiving written notice of the breach.

21.2
Either Party may immediately terminate this Agreement if the other Party is subject to proceedings in bankruptcy or insolvency, voluntarily or involuntarily, if a receiver is appointed with or without the other Party’s consent, if the

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other Party assigns its property to its creditors or performs any other act of bankruptcy or insolvency or if the other Party becomes insolvent and cannot pay its debts when they are due.

21.3	Upon any termination of this Agreement, Reseller will:

(i)	cease –

a)	all marketing and distribution activities in respect of the Software License(s) under this Agreement; and

b)	the use of any CSC Trademark;

(ii)
return to CSC or cause End Users to return, at Reseller’s expense, all copies of all Documentation and marketing materials, together with a certified statement by a duly authorized officer of Reseller stating that all such materials and any other Confidential Information of CSC have been returned to CSC; and

(iii)	pay all outstanding amounts due CSC in accordance with this Agreement, including but not limited to, any applicable termination fees.

22.0	Audit, Records and Reporting

22.1
Reseller shall maintain complete, true and accurate books of account and records sufficient to demonstrate compliance with the terms of this Agreement, including copies of the Reseller End User Agreements and other correspondence relating to its performance of its obligations under this Agreement, for at least six (6) years after termination of this Agreement and for no less than the period required by the law of the country where this Agreement and/or each Reseller End User Agreement is executed.

22.2
CSC shall have the right to conduct audits in respect of Reseller’s compliance with Section 3.4, the records referred to in Section 22.1, and the manner in which the marketing materials, Documentation and Licensed Software are used by Reseller. Reseller will allow CSC reasonable access to its personnel, records, premises, network, facilities and software, and shall provide to CSC copies of any documents as may be required by CSC for purposes of the audit referred to herein, all of which shall be deemed Reseller’s Confidential Information. Such audits may be conducted by CSC personnel or by an independent third party auditor appointed by CSC who has executed a confidentiality agreement with Reseller no less protective of Reseller’s Confidential Information than the provisions of Section 15. In addition, Reseller shall either (i) include in its Reseller End User Agreements the right of CSC to audit the End User to verify compliance with the User Terms and Reseller’s compliance with this Agreement, or (ii) at the request of CSC, and at Reseller’s expense, perform an audit of its End User(s) using a mutually-agreed-upon third party auditor and parameters agreed-upon by CSC and provide CSC with a copy of the auditor’s report. All such audits shall be conducted at mutually agreeable times, during normal business hours and subject to CSC providing reasonable prior notice to Reseller.

22.3
In the event the audit reveals any breach committed by Reseller: (i) Reseller shall reimburse CSC for the cost of the audit; and (ii) Reseller shall pay to CSC any loss and damages suffered as a result of any non-compliance as revealed by the audit conducted by CSC.

23.0	Compliance with Laws

23.1
Reseller shall, and when applicable shall require End Users to, obtain and maintain any governmental authorizations, registrations and filings required to Sell and use the Licensed Software. CSC shall obtain and maintain any governmental authorizations, registrations and filings required to provide the Licensed Software.

23.2
Reseller and/or End Users shall be responsible for complying with all Laws related to (i) Reseller’s and/or the End User’s use of the Licensed Software, and (ii) the business of Reseller and/or the End Users. CSC shall be responsible for complying with all Laws related to the Licensed Software and the business of CSC.

24.0	Publicity

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24.1
CSC may use and publish Reseller’s name and logo, identifying Reseller as CSC’s reseller or partner with respect of the Licensed Software, subject to CSC’s compliance with any guidelines provided by Reseller. Comments/feedback regarding the Licensed Software may be used without restriction, attribution, or payment to Reseller. Except as provided herein, neither party shall make any media release or public announcements relating to these terms or its subject matter without the prior written consent of the other, which consent shall not be unreasonably withheld.

24.2
The Parties shall coordinate all publicity relating to the transactions including press releases, if any, contemplated by this Agreement and no Party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with and obtaining the consent of the other Party, including allowing the other Party reasonable time to comment on such release, statement or other notice.

25.0	Dispute Resolution

25.1
Before initiating formal dispute resolution, representatives nominated by each Party will meet within fifteen (15) business days following receipt of a written request from either of them for a meeting. If a dispute is not resolved by the representatives as a result of the initial dispute resolution meeting(s), then either Party may request in writing a meeting of more senior executives. Appropriately senior executives of the Parties will meet within fifteen (15) business days following receipt of the request. If the dispute is not resolved as a result of the senior executive dispute resolution meeting(s), either Party may commence formal dispute resolution under Section 25.2.

25.2	The procedures set forth in Section 12.15 of the IP Matters Agreement shall apply to the resolution of all disputes arising under this Agreement that have not been resolved under Section 25.1.

26.0	Non Solicitation

Unless otherwise mutually agreed to by the Parties, during the Term and continuing for a period of twelve (12) months thereafter, neither Party may, directly or indirectly (for example, through its Affiliates), solicit or attempt to solicit the employment of, hire, employ or contract any officer, director, partner or employee of the other Party with whom it came into contact in the course of performing this Agreement. For greater certainty, the foregoing shall not prevent a Party from advertising employment or consulting opportunities or otherwise soliciting such opportunities to the general public and/or from hiring or employing any person who has responded to such advertising or solicitation.

27.0	Notices

Except as otherwise provided in this Agreement, all notices required to be given hereunder shall be in writing and shall be delivered (a) personally; (b) by certified mail, return receipt requested; (c) by courier service having a record of receipt; (d) by facsimile with receipt of a “Transmission OK” acknowledgement; or (e) by email provided that such notice is followed by a copy of the notice delivered by means of (a), (b) or (c) above. Notices will be deemed given on the day the notice is received. Notices shall be addressed as follows:

(i)	If to Reseller:

(ii)	If to CSC:

Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, VA 22042
Attention: Contracts Department, CSC Cloud Business

Copy to:

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Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, VA 22042
Attention: Senior Principal Counsel, CSC Cloud Business

28.0	Governing Law

28.1
The validity, interpretation, and enforcement of this Agreement as well as any disputes related to its subject matter, whether arising out of contract, warranty, strict liability, tort, equity, or otherwise shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules. CSC and Reseller elect not to be bound by the United Nations Convention on Contracts for the International Sale of Goods.

28.2
Reseller agrees that CSC may be irreparably harmed by the breach of the license for the Licensed Software by Reseller or End User, and that any remedy at law or in damages may be inadequate. Reseller therefore agrees that notwithstanding anything to the contrary in Section 25 of this Agreement, in addition to any other remedies available at law or in equity, CSC may seek an injunction to prevent or stop such breach. If a court of competent jurisdiction finds that Reseller or an End User has breached (or attempted or threatened to breach) the license for the Licensed Software, Reseller agrees that, without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance (including enforcing any applicable Reseller End User Agreement) by the Reseller or End User and restraining Reseller or End User from any further breaches (or attempted or threatened breaches).

29.0	Force Majeure

Neither Party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that Party, including acts of God; acts of government or its agencies, including laws, regulations, and judicial action; strikes or other labor disputes or disturbances; power disruptions, including power rationing; riots or civil disturbances; acts of war; or communication, utility or transportation failures, or failure of supply. The obligation of the Party unable to perform, as set forth in this Section 29.0 (the “Affected Party”) shall be suspended, and non-performance shall be excused, during such force majeure event, subject to the Affected Party’s compliance with the following: The Affected Party shall (i) give the other Party written notice of its inability to perform and a description, in reasonable detail, of the cause of the inability; (ii) will use diligent efforts to remedy the situation and remove, so far as is commercially reasonable and as soon as practicable, the cause of such inability; and (iii) give the other Party prompt notice of the cessation of the event of force majeure. In the event that the Affected Party is unable to overcome the force majeure event, and resume performance in accordance with the other terms of this Agreement, within two (2) months of the occurrence of the event, each Party shall have the right to terminate this Agreement by providing written notice of termination to the other.

30.0	General Provisions

30.1	This Agreement may not be assigned by Reseller, whether by operation of law or otherwise, to any other person, firm or entity without the express written consent of CSC.

30.2
Each Party is acting as an independent contractor and not as an agent, partner, franchisor, franchisee, or joint venturer with the other party for any purpose. Neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

30.3	No supplement, modification or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each Party.

30.4
Each provision of this Agreement is severable from the entire Agreement, and in the event that any provision is declared invalid or unenforceable, that provision shall be amended if possible to be enforceable, but in any event, the remaining provisions hereof shall remain in effect.

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30.5
No waiver by either party of any default shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver of any term or condition shall be effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

30.6	The rights and remedies provided in this Agreement are cumulative with and unless expressly stated in this Agreement, do not exclude any rights and remedies provided by law or equity.

30.7
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single Agreement between the Parties. The Parties agree that this Agreement may be executed by facsimile transmission or other electronic means and that the reproduction of signatures by facsimile, other electronic means or similar device shall be treated as binding as if originals and each Party agrees and undertakes to provide the other Party with a copy of the Agreement bearing original signatures forthwith upon demand by the other Party.

30.8
This Agreement, together with the IP Matters Agreement and the Master Separation and Distribution Agreement, constitutes the complete and entire agreement of the Parties and supersedes all previous communications, oral or written, and all other communications between them relating to the subject matter hereof. The terms and conditions of this Agreement shall supersede any terms and conditions of any purchase orders or other ordering documents or acknowledgement given or received that are additional to or inconsistent with this Agreement. No representations or statements of any kind made by either Party, which are not expressly stated herein, shall be binding on such Party.

IN WITNESS WHEREOF, the parties hereto have affixed their signatures hereof on the date first written above.

COMPUTER SCIENCES CORPORATION	[RESELLER]
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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EXHIBIT A
DEFINITIONS

Affiliate
means, with respect to any entity, any other entity directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such entity or one or more of the other Affiliates of that entity (or a combination thereof).

Control
means, with regard to any person, either –

(a) the legal, financial or equitable ownership, directly or indirectly (including through any holding company), of fifty percent (50%) or more of the share capital (or other ownership interest, if not a corporation) of such person ordinarily having voting rights;

(b) where such person is a corporation, the ability to elect a majority of the directors of the other person; or

(c) other effective control of such person.

Data	means any data of either Reseller or an End User that is provided to CSC under this Agreement and/or to which CSC has access due to the performance of CSC’s obligations under this Agreement.
Demonstrate	means to the Licensed Software’s functions to its current and potential Licensees using a supervised installation of the Licensed Software.
Documentation	means the written manuals and technical specifications for the Licensed Software prepared by CSC as delivered to Reseller and as generally updated form time-to-time.
End User
means a customer of Reseller who is –
an agency or instrumentality of (i) the United States federal government or (ii) a state or local government located within the territory of the United States of America (other than in the CSC State and Local Field), or an entity outside of the United States of America solely in connection with (A) any Contract entered into between Computer Sciences GS and a United States federal Governmental Entity and (B) military sales that are sponsored or financed by a United States federal Governmental Entity.

Enhancement
means all modifications, improvements or upgrades to the Licensed Software made generally available by CSC during the term of this Agreement, including those Upgrades or Releases delivered pursuant to an executed CSC Agility Platform Maintenance and Support Order.

Evaluation
means an installation of the Licensed Software for the purpose of permitting a current or potential End User to evaluate the Licensed Software for such End User’s internal use on a temporary basis (not to exceed four (4) weeks without CSC’s prior consent).

Intellectual Property Rights
means the following rights, wherever in the world enforceable including all reversions, renewals and extensions:

• inventions, discoveries and novel designs, whether registered or unregistered as patents or designs, including developments or improvements of equipment, products, technology, processes, methods or techniques;
• any patents or patent applications;
• copyright (including future copyright) throughout the world in all literary works, artistic works, computer software, and any other works or subject matter in which copyright subsists and may in the future subsist, or any derivative thereof;
• trade secrets;
• trade and service marks (whether registered or unregistered) including any applications for registration of the same; and
• any other intellectual or proprietary rights having a similar nature or equivalent effect anywhere in the world.

IP Matters Agreement	means the Intellectual Property Matters Agreement by and between CSC and Computer Sciences GS dated as of the Distribution Date.
Licensed Software	means any copy of the object code version of the computer software identified in Exhibit B to this Agreement, all Enhancements to such software and the Documentation.

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Localize
means to (i) translate into the language used for carrying out business in the Territory in countries outside the United States and/or (ii) to make adaptations (including without limitation additions and deletions) required by a specific End User, in each case as necessary to (a) cause the text, visual displays, printouts, and other elements of user interfaces of the Services and Documentation to be appropriate for use in the Territory, and (b) implement functional variations as may be required for a specific End User.

Master Separation and Distribution Agreement	means the Master Separation and Distribution Agreement by and between CSC and Computer Sciences GS dated as of [●], 2015.
Object Code
means computer programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

Sell	means to resell the Licensed Software to an End User in accordance with the terms of this Agreement.
Support Services	means the maintenance and support services set forth in a CSC Agility Platform Maintenance and Support Order executed by the Parties.
Term	has the meaning set forth in Section 2.0 of this Agreement.
Territory	has the meaning in Exhibit B.
User Terms
means the terms and conditions governing the use of the Licensed Software by End Users, as set out in Exhibit D “User Terms and Conditions”, including the terms of Attachment D-1, which Exhibit may be updated by CSC from time to time in accordance with Section 10.0 of this Agreement.

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EXHIBIT B
Licensed Software

Licensed Software – For Sale to End Users

Licensed Software	Territory
CSC Agility Platform	Computer Sciences GS Field.

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EXHIBIT C
RULES OF ENGAGEMENT

1.0	Sales Process

CSC will provide sale and technical training to allow Reseller to conduct its own lead generation and sales pursuit strategies. CSC will conduct a quarterly review with appropriate Reseller personnel to discuss the overall partnership.

2.0	Ordering Process

Reseller will provide to CSC a License Order for each End User identifying such End User. Upon execution of the Order by CSC, CSC will assign license keys to Reseller to provide to the End User per the Order. Each Order must include number of Licensed VMs, name of End User, term of license (if applicable), annual support and maintenance fee, and start date for annual maintenance and support.

3.0	Marketing
.

3.1	CSC will provide general product marketing materials, as developed and used by CSC, for Reseller to use in its marketing campaigns.

4.0	Training

4.1	CSC will provide one week of training to be scheduled at mutually convenient times and places for up to 15 Reseller personnel at no cost to Reseller.

4.2	CSC will provide additional training for Reseller personnel at its standard training rates.

5.0	Governance

5.1	Each party will appoint an account executive who will be responsible for managing the reseller relationship between CSC and Reseller.

5.2	Meetings will be held quarterly to review all aspects of the relationship, including the product roadmap for CSC Agility Platform, and determine any improvements to be made to the partnership.

5.3	CSC and Reseller shall agree on the level of support to be provided by CSC for Reseller’s sales to End Users.

6.0	Reporting

Unless otherwise specifically agreed to by CSC in an Order for an End User, Reseller will configure each Instance of the CSC Agility Platform to email a license report to CSC and Reseller on a monthly basis. Reseller shall not, and shall ensure its End Users do not, change this configuration during the applicable Order Term. These emails will provide details on the End Users and number of virtual machines that are under management of the Licensed Software. Reseller will also provide CSC with a monthly report of those End Users that are receiving Support Services.

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EXHIBIT D
User Terms and Conditions

The following terms indicate the obligations of CSC under each executed CSC Agility Platform Software License Order. As between CSC and Reseller, all obligations of “Customer” or “You” shall be the responsibility of Reseller.

When included in a Reseller End User Agreement, Reseller must replace “CSC” with “Reseller”; however, the name of the Software, i.e. “CSC Agility Platform”, and the use of “CSC and CSC’s licensors” in Section 25 shall remain as written below.

CSC Agility Platform End User Terms
As used below, “Agreement” shall mean these CSC Agility Platform End User Terms together with the applicable Order for CSC Agility Platform. “              ”, “You”, “Customer” or “Your” shall mean [          ] only excluding any Affiliates.
1.    DEFINITION OF SOFTWARE. For purposes of this Agreement, the “Software” means the current generally available version of CSC Agility Platform, including any specified Agility Cloud Adapters and any software from third party licensors distributed with the Software (the “Software”), together with any related user manuals and product documentation provided or made available to You (“Documentation”). The Software is delivered to You by internet download or other agreed upon means (“Media”), as and when otherwise determined by CSC. The specific capabilities and functionality of the Software are detailed in the Documentation.
2.    LICENSE FOR LIMITED USE. Subject to the terms and conditions of this Agreement and Your payment of all applicable fees, CSC hereby grants You a limited, nonexclusive, nontransferable, non-assignable (except as provided in Section 19 below), non-sublicensable right and license during the Term to install the specified number of Instances, as defined below, of the Software and use the Software for the management of the specified number of simultaneously running Virtual Machines, as defined below, as set forth in an order or other written agreement executed by You and CSC or Reseller (an “Order”). “Instance” means a copy of the Software that is executing on one or more CPUs and made available for Your access and use. “Virtual Machine” or “VM” means a software implementation of a computing environment in which an operating system (OS) or program can be installed and run.
3.    RESTRICTIONS. The Software licensed to You under this Agreement may be used only by You for Your internal business purposes. You may not assign, sell, rent, lease, sublicense, lend, transfer, resell or distribute the Software, in whole or in part, to any third party or use the Software on behalf of any third party. For the avoidance of doubt, the foregoing restriction is not intended to restrict Your right to allow third parties to access the Virtual Machines, or the associated applications and data, that are managed by the Software. You agree not to copy the Software, in whole or in part, nor permit anyone else to copy the Software, except that You may make a reasonable number of copies of the Software and Documentation for customary backup and archival purposes. You may also copy the Documentation for internal use only to the extent required for Your use of the Software. You agree not to modify, obscure or delete any proprietary rights notices included in or on the Software or Documentation and You agree to include all such notices on all copies. You may not modify the Software, make derivative works or merge the Software into any other computer program. You may not reverse engineer, disassemble or decompile the Software, in whole or in part or otherwise attempt to derive its source code. You may not disclose the results of any benchmark tests of the Software to any third party without CSC’s prior written approval.
4.    You acknowledge that, as between You and CSC, title and full ownership in and to the Software and all trade secret, copyright, patent and other intellectual property and proprietary rights in and to the Software remain with CSC and CSC’s third party licensors, whether or not any portion thereof is or may be validly copyrighted or patented. You are granted the limited license rights to use and install the Software as described in this Agreement. You agree to treat the Software, excluding any third party software, as CSC’s proprietary information and treat any third party software included with the Software as the respective third licensor’s proprietary information. You will take all reasonable steps to protect the Software from disclosure to or use by any unauthorized third party. Use, duplication or disclosure by or on behalf of the United States Federal Government is subject to the restrictions set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause of DFARS 227.7202-1 and in FAR Clause 52.227-19, or any superseding provisions.
5.    TERM AND TERMINATION.
A.    Term. This Agreement begins on the Effective Date and shall terminate upon the termination or expiration of the last Order attached hereto or incorporated by reference.

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B.    Termination for Breach. CSC may immediately terminate this Agreement if You breach any material term or condition of this Agreement; provided, however, that if any such breach is curable, CSC may terminate this Agreement only if You fail to cure such breach within 30 days of written notice to You describing such breach.
C.    Effect of Termination. Upon termination or expiration of this Agreement, You will immediately uninstall the Software and: 1) return the Software and Documentation, together with all copies in any form and any other Confidential Information (as defined below) in Your possession or control; or 2) certify to CSC in writing that the same has been destroyed. Any payment obligations as of the termination or expiration of this Agreement shall remain in effect.
6.    PAYMENT. You agree to pay to CSC or Reseller, as applicable, the fees (collectively, the “Fees”) set forth in the Order(s). Unless otherwise provided in the Order, You shall make all payments due to CSC in full within 30 days from the date of each invoice or such time (if any) stated in the applicable Order. Any undisputed amounts remaining unpaid following the payment due date and all disputed payments that are paid following the resolution of such dispute shall bear interest accruing from the original payment due date through the date that such amounts are paid at the lower interest rate of (a) 1.0% per month and (b) the highest interest rate allowed by law. For the avoidance of doubt, You are solely responsible for all taxes, fees, duties and governmental assessments (except for taxes based on CSC’s net income) that are imposed or become due in connection with the subject matter of this Agreement.
7.    SUPPORT AND UPDATES. During the Term, CSC or Reseller will provide such maintenance services, subject to a Maintenance and Support Services Order (the “Maintenance Services”). If Maintenance Services are provided under an Order, they include the provision of any updates and enhancements to the Software and Documentation that are made generally available to CSC’s other customers receiving such Software. Maintenance Services will not be provided after termination of this Agreement or any related Order. Third party licensors are not responsible for providing any support in connection with the Software.
8.    EXPORT RESTRICTIONS. You are prohibited to export/re-export the Software and/or Documentation: (a) in violation of the export laws of the United States of America, the European Union or any other applicable jurisdiction; (b) if you know or have reason to know that an illegal re-export will take place; (c) to any entities listed on any U.S. Government Denied Party/Person List (See BIS’s The Denied Persons List, the Office of Foreign Assets Control’s Economic and Trade sanctions list, and the Office of Defense Trade Controls); or (d) to any person or entity you know or have reason to know that is involved in the design, development, manufacture or production of nuclear technology, or nuclear, biological or chemical “weapons of mass destruction”.
9.    OPEN SOURCE. Certain items included with the Software are subject to “open source” or “free software” licenses (“Open Source Software”). The Open Source Software is not subject to the terms and conditions of this Agreement. Instead, each item of Open Source Software is licensed under the terms of the end user license that accompanies such Open Source Software. Nothing in this Agreement limits Your rights under, or grants You rights that supersede, the terms and conditions of any applicable end user license for the Open Source Software. A complete list of Open Source Software and each associated license is provided in the Documentation or available by written request to CSC via mail or email. If required by an Open Source Software license, CSC (a) makes the distributed files, and, if applicable, CSC’s modifications to the Open Source Software available in accordance with the license requirement, and/or (b) makes the instructions for replacement of that Open Source Software available. The effect and/or impact of such replacement cannot be reasonably foreseen, and consequently cannot be supported by CSC. If You use Open Source Software in conjunction with the Software, You must ensure that Your use does not: (i) create, or purport to create, obligations of CSC or any of its third party licensors; or (ii) grant, or purport to grant, to any third party any rights to or immunities under CSC’s or any third party licensor’s intellectual property or proprietary rights.
10.    WARRANTY AND DISCLAIMER.
A.    Warranty. CSC represents, warrants and covenants to You that (i) to the extent within CSC’s control, the unmodified Software, as of the date delivered to you in accordance with this Agreement, will be free from any computer code or other technology specifically designed to disrupt, disable, harm or otherwise impede in any manner, any other software, hardware, computer system or network (sometimes referred to as “malware,” “viruses” or “worms”), and (ii) the Media is and will be free from defects in materials and workmanship under normal business use. CSC further represents, warrants and covenants that any Maintenance and Support services performed by CSC pursuant to this Agreement (the “Services”) will be performed in a good and workmanlike manner by appropriately qualified and trained personnel. If the Software, the Media or the Services (as applicable) fails to fulfill or is not in compliance with one or more of the warranties set forth in this Section 10(A), then You shall inform CSC in writing and provide to CSC such information and materials as CSC may reasonably request to document and reproduce such noncompliance. Such information may include, if and to the extent applicable, a written explanation of the problem with the Software, the Media, the Services or other noncompliance, as applicable, a written description of the operating environment and (if permitted) a copy of any software program used with the Software. As Your sole and exclusive remedy, CSC shall modify the Software or replace the Software with other software offering comparable functionality or replace the defective Media (or, if applicable, re-perform the Services), in each case as may be necessary to cause the Software, the Media or the Services (as applicable) to fulfill and be in compliance with the warranties set forth in this Section 10(A). CSC shall have no responsibility if the Software has been altered in any way, if the Media has been damaged by misuse, accident, abuse, modification or

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misapplication, or if the failure arises out of use of the Software with other than a recommended hardware configuration. Any such misuse, accident, abuse, modification or misapplication of the Software and/or Media will void the warranty above.
B.    DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SOFTWARE IS OFFERED “AS IS,” AND YOU RECEIVE NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED OR OTHERWISE. CSC AND ITS LICENSORS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. CSC AND ITS LICENSORS DO NOT WARRANT THAT THE OPERATION OF THE SOFTWARE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE OR THAT IT WILL FUNCTION OR OPERATE IN CONJUNCTION WITH ANY OTHER PRODUCT, SOFTWARE OR HARDWARE, OR THAT IT WILL NOT CAUSE ANY LOSS OR CORRUPTION OF DATA.
11.    LIMITATION OF LIABILITY.
A.    NO CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CSC AND ITS LICENSORS WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR THE INDIRECT LOSS OF PROFIT, REVENUE OR CONTENT) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF CSC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
B.    LIMITATION OF DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CSC’S CUMULATIVE, AGGREGATE LIABILITY TO YOU OR ANY OTHER PARTY FOR ANY DAMAGES SHALL NOT EXCEED THE FEES PAID BY YOU TO CSC DURING THE TWELVE (12) MONTHS PRECEDING THE CLAIM GIVING RISE TO SUCH LIABILITY.
C.    EXCEPTIONS. The exclusions and limitations of liability in this Section 11 will not apply to (i) CSC’s breach of Section 12 (Indemnification) or to any amounts paid or payable in connection with such obligations, and (ii) CSC’s breach of Section 13 (Confidentiality).
12.    INDEMNIFICATION.
A.    Indemnity. CSC agrees to defend and hold You harmless from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon You in connection with any third party claim, action or proceeding (a “Claim”) that the Software as made available to You by CSC infringes any patent, copyright or trademark or misappropriates any trade secret. You agree to defend and hold CSC, its third party licensors, its affiliates and its and their directors, officers, employees and agents and its and their respective successors, heirs and assigns (the “CSC Parties”) harmless from and against any Losses incurred by or imposed upon the CSC Parties or any of them in connection with any Claim arising from or in connection with (a) any breach of this Agreement by You or (b) your Use of the Software. The Party requesting indemnification hereunder (the “Indemnified Party”) will (i) provide the Party providing indemnification hereunder (the “Indemnifying Party”) with prompt notice of any such Claim (provided, however, that failure to do so shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent of any material prejudice to the Indemnifying Party as a direct result of such failure); (ii) permit the Indemnifying Party to assume and control the defense of such action upon the Indemnifying Party’s written notice to the Indemnified Party of its intention to indemnify; and (iii) upon the Indemnifying Party’s written request, provide to the Indemnifying Party all available information and assistance reasonably necessary for the Indemnifying Party to defend such Claim. The Indemnified Party shall have the right, at its sole cost and expense, to participate in the defense and settlement of any such Claim with counsel of its choice. Notwithstanding the foregoing, CSC shall have no obligation to indemnify You to the extent that any Claim arises from (a) Your use of the Software in contravention of this Agreement or the Documentation; (b) the combination or use of the Software with any other services, technology, content or material that were not provided by CSC; (c) the modification of the Software by anyone other than CSC; or (d) Your use of the Software after You reasonably could have implemented a non-infringing alternative pursuant to Section 12(B)(i) or (ii).
B.    Right to Ameliorate Damages. In the event that a court of competent jurisdiction determines or in the event that CSC, in its sole discretion, reasonably determines, that the Software, or any portion thereof, infringes or misappropriates, or may infringe or misappropriate, any third-party intellectual property right, CSC shall, as Your sole and exclusive remedy (but without limitation of CSC’s obligations under Section 12(A)), and at CSC’s sole discretion, either: (i) modify the Software while retaining substantively equivalent functionality; or (ii) replace the affected Software with functionally equivalent software or services.
13.    CONFIDENTIALITY. Each party (a “Receiving Party”) understands that the other party (the “Disclosing Party”) may disclose information of a confidential nature including, without limitation, the Software, product information, data, pricing, financial information, end user information, software, specifications, research and development and proprietary algorithms or other materials that is (a) clearly and conspicuously marked as “confidential” or with a similar designation or (b) is disclosed in a manner in which the Disclosing Party reasonably communicated, or the Receiving Party should reasonably have understood under the circumstances, that the disclosure should be treated as confidential, whether or not the specific designation “confidential” or any similar designation is used (“Confidential Information”). The terms and conditions of this Agreement also constitute Confidential Information of each party. The Receiving Party

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agrees, for itself and its agents and employees, that it will not publish, disclose or otherwise divulge or use for its own purposes (other than as expressly permitted under this Agreement) any Confidential Information of the Disclosing Party furnished to it by such Disclosing Party without the prior written approval of the Disclosing Party in each instance. Each party will use at least the same level of care to maintain the Confidential Information of the other party as it uses to maintain the confidentiality of its own non-public information, and in no event less than a reasonable degree of care. The foregoing obligations shall not extend to any information to the extent that the Receiving Party can demonstrate that such information (i) was at the time of disclosure or, to the extent that such information thereafter becomes through no fault of the Receiving Party, public knowledge; (ii) was already properly and lawfully in the Receiving Party’s possession at the time it was received by the Receiving Party free from any obligation of confidentiality, (iii) was lawfully received by the Receiving Party from a third party who was under no obligation of confidentiality to the Disclosing Party with respect thereto, or (iv) was independently developed by the Receiving Party or its independent contractors who did not have access to the Disclosing Party’s Confidential Information. In the event that the Receiving Party is required to disclose Confidential Information in accordance with judicial or governmental order or requirement, the Receiving Party shall promptly notify the Disclosing Party in order to allow such party to contest the order or requirement or seek confidential treatment for such information.
14.    DATA PROTECTION. Notwithstanding anything to the contrary in Section 13 above, CSC’s entire obligation with respect to Your data is set forth in this Section 14. CSC will comply with data protection legislation to the extent such legislation applies to the services provided under this Agreement and/or to CSC as a software provider. To the extent You provide CSC with (i) Your data and/or (ii) access to Your data on Your systems, CSC will maintain and enforce the then-current standard CSC security policies and standards applicable to the services provided under this Agreement as practiced at the CSC service locations from which CSC is providing the services to You. As between You and CSC, You are solely responsible for the security of the Data on Your Systems.
15.    AUTOMATED COLLECTION OF USAGE DATA. Unless otherwise agreed-upon in writing, by Your use of this Software, you agree that CSC will be able to view the number of Virtual Machines under management by the Software.
16.    CSC RESELLERS. If You obtain the Software through a Reseller, CSC’s obligations to You are set forth in this Agreement. CSC is not responsible for the actions or statements of Reseller or any obligations they have to You.
17.    GOVERNING LAW; VENUE AND JURISDICTION. This Agreement is to be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of law provisions. The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods or the Uniform Computer Transactions Act shall not apply to this Agreement.
18.    DISPUTE RESOLUTION.
A.    Before initiating formal dispute resolution, representatives nominated by each Party will meet within fifteen (15) business days following receipt of a written request from either of them for a meeting. If a dispute is not resolved by the representatives as a result of the initial dispute resolution meeting(s), then either Party may request in writing a meeting of more senior executives. Appropriately senior executives of the Parties will meet within fifteen (15) business days following receipt of the request. If the dispute is not resolved as a result of the senior executive dispute resolution meeting(s), either Party may commence formal dispute resolution under Section 18(B).
B.    If a dispute has not been settled under Section 18(A), either Party may formally pursue any and all remedies it may have available at law or in equity. The Parties may, in their sole discretion, agree to mediation, arbitration, or any other dispute resolution process regarding a dispute. In the absence of agreement on an alternative process, the dispute may be resolved in a court of competent jurisdiction. TO THE EXTENT HEARD AND TRIED BY A COURT AND TO THE EXTENT NOT PROHIBITED BY LAW, ALL ACTIONS BETWEEN THE PARTIES WILL BE HEARD AND TRIED BY THE COURT SITTING WITHOUT A JURY AND THE PARTIES IRREVOCABLY WAIVE ANY RIGHTS TO A JURY TRIAL.
C.    Notwithstanding the foregoing, You acknowledge and agree that in the event that You breach Sections 2, 3, 6, 8 or 13 of this Agreement, CSC, without limitation of its other rights and remedies, shall be entitled to seek immediate injunctive relief in any court of competent jurisdiction.
19.    ASSIGNMENT. This Agreement may not be assigned, transferred, delegated, sold or otherwise disposed of, including, without limitation, by operation of law, by You without the prior written consent of CSC.
20.    SEVERABILITY. Each provision of this Agreement shall be viewed as separate and distinct, and in the event that any provision shall be deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the court finding such illegality, invalidity or unenforceability shall modify or reform this Agreement to give as much effect as possible to such provision. Any provision which cannot be so modified or reformed shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

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21.    NOTICES. All notices provided hereunder shall be in writing, delivered personally or sent by overnight courier, registered or certified mail to the addresses provided by the parties or such other address as may be specified in writing by notice given in accordance with this Section. All such notices shall be deemed to have been given: (i) upon receipt when delivered personally or (ii) upon verification of receipt via overnight courier, registered or certified mail.
22.    WAIVER. Performance of any obligations required by a party hereunder may be waived only by a written waiver signed by an authorized representative of the other party, which waiver shall be effective only with respect to the specific obligation described herein. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.
23.    FORCE MAJEURE. Each party will be excused from performance for any period during which, and to the extent that, it is prevented from performing any obligation or services as a result of causes beyond its reasonable control, and without its fault or negligence, including without limitation, acts of God , strikes, lockouts, riots, acts of war, epidemics, communication line failure and power failures. Nothing in the foregoing shall be deemed to relieve You of Your obligation to pay any and all fees owed to CSC under this Agreement.
24.    INDEPENDENT CONTRACTORS. It is the intention of CSC and You that CSC and You are, and will be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement will be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between CSC and You. Neither You nor CSC will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party (including, with respect to CSC, its third party licensors), or to represent the other party as agent, employee, franchisee or in any other capacity.
25.    THIRD PARTY NOTICE AND BENEFICIARIES. The Software may include third party code that CSC, not the third party, licenses to You under this Agreement. Notices, if any, for the third party code may be found on the third party’s website, in the Documentation or the Software’s Notices file. CSC and CSC’s licensors are third-party beneficiaries of this Agreement for the purpose of enforcing these User Terms.
26.    SURVIVAL. Those provisions of this Agreement that by their terms should survive any termination of this Agreement shall be deemed to survive and remain in full force and effect.
27.    ENTIRE AGREEMENT. This Agreement, together with the Order(s), is the entire agreement between the parties in respect of its subject matter and replaces all previous agreements or understandings between the parties, whether written, verbal, express or implied. In executing this Agreement, Customer has not relied on: (a) any previous statement or representation made in respect of the Agreement or related subject matter thereof; or (b) the availability of any future enhancement, maintenance release, update, upgrade, modification or revision, to either the Software or any future product. This Agreement may only be modified or amended pursuant to a written agreement signed by each party.
28.    HEADINGS. Headings are for convenience only and are not deemed to be part of this Agreement.

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Attachment D.1
CSC Agility Platform Software License Order

Client Legal Name:
Order Date:
Order Valid To: 30 calendar days from the Order Date
Order Number:

Term:
Cloud Adapters:
License Keys:

This Order (“Order”) is entered into between Computer Sciences Corporation (“CSC”) and the client named above (“Customer”, “Licensee” or “You”), effective upon the last date executed as indicated below (“Effective Date”), and contains the terms and conditions for certain Software to be licensed pursuant to the CSC Agility Platform End User License Agreement executed between CSC and Customer (“Agreement”). Capitalized terms used but not defined in this Order will have the meanings provided in the Agreement. In the event of a conflict between this Order and the Agreement, the terms of the Order shall govern.

1.	Term. The Term begins on the Effective Date and continues as indicated below for the Term chosen above:

Perpetual Term: The Term shall continue until terminated as provided in the Agreement.

One-Year Term: The “Initial Term” of this Order is one (1) year from the Effective Date. The license term will automatically renew for additional one-year periods, each a “Renewal Term,” unless You provide CSC with written notice at least 60 calendar days prior to the end of the current term or (b) until terminated as provided in the Agreement. The pricing during any automatic Renewal Term shall be the same as that during the immediately prior term unless CSC has given You written notice of a pricing change at least 90 days before the end of that prior term, in which case the pricing change will be effective upon renewal and thereafter.

2.	Licenses and Fees. License fees are due 30 days from the date of each invoice.

Number of Licensed VMs	Price Per VM	One-Time Fees

Additional License Keys (over 3)		One-Time Fees

Additional Cloud Adapters (over 2)		One-Time Fees

One-Time Fees
TOTAL FEES

The fees for any additional Licensed VMs shall be the same as provided herein unless CSC has given You 60 days’ prior written notice of a pricing change, at which time the pricing change will be effective as of the date in the notice and thereafter.

The Licensed VM Quantity specifies the maximum number of concurrently running Virtual Machines (VMs) under the management of the Software, summed across all of Your Instances of the Software. Additional VM Licenses may be licensed from CSC or Reseller, as applicable, for the applicable Price per VM, under separate Order(s). If You are currently receiving Maintenance & Support Services under an Order, then the applicable Maintenance and Support fees will be applied to the additional VM Licenses, prorated to the end of the current Maintenance Term.

3.
Cloud Adapters. With the initial license of the Software under the Agreement, licenses to use two (2) CSC standard cloud adapters are included at no additional charge. Additional cloud adapters may be licensed from CSC for an additional fee.

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4.
License Keys. You may install and use a number of Instances of the Software equivalent to the Number of License Keys specified above. You agree to provide CSC with following information in order to issue the license keys: IP address and subnet mask of the servers on which the Software will be installed and allocation of the Number of Licensed VMs across the license keys. Additional license keys can be licensed from CSC for a one-time (non-recurring) license fee at then-current prices, under separate Order(s). Customer assumes all liability of any kind that may result from delay by Customer in providing such information for issuance of license keys.

5. Governing Agreement. All items in this Order are subject to the terms and conditions set forth in the Agreement.

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EXHIBIT E
CSC Agility Platform Maintenance and Support Services Order

Reseller Legal Name:
End User Name (if needed):
Order Date:
Order Valid To: 30 calendar days from the Order Date
Order Number:

Term:
Support Level:

This CSC Agility Platform Maintenance and Support Services Order (“Order”) is entered into between Computer Sciences Corporation (“CSC”) and the Reseller named above (“Reseller”, or “You”), effective upon the last date executed as indicated below (“Effective Date”), and contains the terms and conditions for certain maintenance and support services to be provided by CSC pursuant to the Reseller Agreement: CSC Agility Platform executed between CSC and Reseller (“Agreement”). Capitalized terms used but not defined in this Order will have the meanings provided in the Agreement. In the event of a conflict between this Order and the Agreement, the terms of the Order shall govern.

3.
Term. The “Initial Term” of this Order is one (1) year from the (“Effective Date”). The maintenance and support services term will automatically renew for additional one-year periods, each a “Renewal Term,” unless You provide CSC with written notice at least 60 calendar days prior to the end of the current term or until terminated as provided in the Agreement. The pricing during any automatic renewal term is set forth below in Section 7.

4.	Support. CSC shall provide technical support for the Software as set forth in Section 4 below via telephone to Your approved requestor(s) during the Support Hours listed below:

Support Hours
8:00 a.m. - 8:00 p.m. ET during Business Days (Standard Support) OR On call 24 X 7 (Platinum Support)

All support will be conducted in English.

5.	Customer Responsibilities.

a.
The Licensee shall provide its end users of the Software with a help desk staffed with personnel who are fully trained on the use of the Software. The Licensee’s help desk staff will be responsible for providing Level 1support, as defined below.

b.
For security and management purposes, any Licensee representative initiating a service ticket with CSC must be registered as an approved requester within the CSC support management system. Licensee may designate two approved requesters with CSC, each of whom must be fully trained on the use of the Software. Such designations may be changed from time-to-time by written notification to CSC. To prevent unauthorized requests from taking place, a CSC support member may request approval via e‐mail for security sensitive requests.

c.
Level 1 Support. The Licensee’s help desk staff will provide Licensee’s end users of the Software with assistance on basic day-to-day usage questions and issues including account provisioning, password resets, access issues, configuration, and normal usage questions addressed in the Documentation.

d.
Level 2 Support. The Licensee’s help desk staff will ensure that Licensee’s internal support, troubleshooting, and escalation procedures have been pursued, including attempting to resolve any issues with the Software using all applicable resolution procedures set out in the Documentation. Level 2 Support triages issues, resolves configuration

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issues, provides detailed problem solving or problem documentation and generally attempts to solve issues before escalating to CSC support.

e.	When contacting CSC to initiate a service ticket, the approved requestor from the Licensee’s help desk staff must be able to provide the following information:

i.	Problem Statement: Identify clearly and specifically the problem that needs to be solved.

ii.	Steps to Reproduce: How can CSC reproduce the issue?

iii.	Impact Statement: How is the problem impacting your business? e.g., Not able to process orders.

iv.	Additional Contact Information: Any additional phone numbers or email addresses that may be required for a follow-up or further contact.

v.	Troubleshooting: Any troubleshooting steps already performed by a member of Licensee’s team.

vi.	Screenshots & Errors: Any available screenshots, and the exact error message you are receiving.

vii.	Log Files

f.
CSC may require the Licensee to provide direct remote access via VPN in order to troubleshoot and resolve certain problems. It is the Licensee’s responsibility to promptly provide such access to the CSC support team and to ensure that all required approvals and consents are in place prior to granting such access.

6.
Error Classification & Response Time. The CSC Agility Platform support team shall respond to Licensee’s inquiries regarding reproducible errors or bugs in the Software not caused by modifications made to the Software by persons other than CSC (“Errors”). CSC shall use commercially reasonable efforts to respond to Errors as described below and as commensurate with CSC’s classification of the Severity Level as follows:

Severity Level	Criteria
1 - Critical Business Impact	An Error that causes a critical service impact and/or prevents use of the Software and/or a critical part of the Software is not available.
2- Serious	An Error that affects normal operation or service quality of the Software and/or that inhibits but does not prevent Licensee’s use of the Software
3- Non-Critical	A minor Error that does not affect normal operation or service quality of the Software, or an error in the Documentation, or a technical inquiry that is not related to an Error.

Response Time, Description of Effort, and Resolution Time Objectives are as follows:

Severity Level	Initial Response Time (Receipt Confirmation)	Description of Effort	Resolution Time Objectives
1 - Critical Business Impact	0 – 2 Hours (Subject to contracted Support Hours)
CSC will use commercially reasonable and continuous effort 24/7 to isolate and diagnose the defect.

Within 4 hours CSC Agility Platform Support will provide an evaluation of the defect and a plan to resolve it. The plan will include a timeframe required to provide an acceptable workaround and/or a permanent fix.
CSC Agility Platform Support continues support effort until a permanent resolution or an acceptable workaround is delivered.
2 - Serious	0 – 4 Hours (Subject to contracted Support Hours)
CSC will use continuous effort during Support Hours until a correction or workaround is provided.

Within 8 hours CSC Agility Platform Support will provide an evaluation of the defect and a plan to resolve it. The plan will include a timeframe required to provide an acceptable workaround and/or a permanent fix.
An acceptable workaround will be provided within 2 Business Days
3 – Non-Critical	Next Business Day	Acknowledge Errors, and provide a correction or workaround, if possible. within ten (10) business days. Provide permanent fix in next upgrade release or maintenance release.	Provide a correction or workaround, if possible. within ten (10) business days. Provide permanent fix in next upgrade release or maintenance release.
Note: All response times are indicated from receipt of Licensee’s initial notification.

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7.	Support Process.

a.
When Licensee requires technical support, a CSC support member will open a service ticket, document the nature of the issue, assist the Licensee in collecting logs, screen captures and documenting the sequence of events or steps resulting in the issue to initiate troubleshooting and engage the necessary support resources.

b.
A strict “one issue per ticket” policy is enforced. This allows the CSC Agility Platform Support Team to work multiple issues simultaneously with the Licensee, ensuring each request or issue is handled appropriately and documented correctly.

c.
Resolution. Upon resolution, the support engineer will contact Licensee, providing any details of resolution and verify that the issue has resolved. Once resolution has been confirmed, the ticket will be noted and closed.

8.
Non-Maintenance Services: In the event that Licensee submits a request for support or an inquiry regarding a problem that is later determined not to be an Error, and as a result of such request or inquiry, CSC performs services for Licensee that are not within the scope of the Maintenance and Support Services set forth in this Order, CSC will charge Licensee for any such additional services that cumulatively exceed ten (10) hours per year. CSC will invoice License, and Licensee shall pay, for such services using CSC’s then-current hourly rates .

9.	Maintenance Fees. Maintenance fees are due 30 days from the date of each invoice to be issued on the first day of each applicable term. This price may change subject to fluctuations in CPI.

Term	Number of Licensed VMs	Fees

10.
Updates and Enhancements: This Order includes the provision for only those updates and enhancements to the Software and Documentation that are made generally available to CSC’s other customers receiving such Software.

11.	Governing Agreement. All items in this Order are subject to the terms and conditions set forth in the Agreement.

COMPUTER SCIENCES CORPORATION
By:		By:
	(Authorized Signature)		(Authorized Signature)
Name:		Name:
Title:		Title:
Date:		Date:

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